UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
MITEK SYSTEMS, INC.
_________________________________________________________________________________________________
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Mitek Systems, Inc.
770 First Avenue, Suite 425
San Diego, CA 92101

Notice of Annual Meeting of Stockholders

Tuesday, March 4, 2025
9:00 a.m. Pacific Time
770 First Avenue
Suite 425
San Diego, CA 92101
The principal business of the Annual Meeting will be to:
1.To elect the following directors to serve until our 2025 annual meeting of stockholders and until their respective successors have been duly elected and qualified: Scott Carter, James D. Fay, Rahul Gupta, Susan Repo, Mark Rossi, Kimberly Stevenson, Donna Wells, and Edward West;
2.To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2025;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement accompanying this notice; and
4.To transact such other business as may properly come before the meeting or any adjournment of postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this notice.
Our Board of Directors has fixed the close of business on January 17, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and all adjournments or postponements thereof. A list of these stockholders will be open to examination by any stockholder at the annual meeting and for a period of ten days ending on the day before the annual meeting, or March 3, 2025, during normal business hours at our executive offices located at 770 First Avenue, Suite 425, San Diego, California 92101. Enclosed for your convenience is a proxy card which may be used to vote your shares at the annual meeting. The proxy materials, including a proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, are available online at www.proxydocs.com/MITK.
You are invited to attend the annual meeting in person. Even if you expect to attend the annual meeting, it is important that you complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed return envelope (which is postage prepaid if mailed in the United States) in order to ensure that your shares are represented at the annual meeting. Even if you have voted by proxy, you may still revoke such proxy and vote in person if you attend the annual meeting. However, please note that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy card issued in your name from such record holder.
By Order of the Board of Directors,
Scott Carter
Chair of the Board
San Diego, CA
January 28, 2025

MITEK SYSTEMS, INC.
Proxy Statement

Questions and Answers
Why am I receiving these materials?
We sent you this proxy statement (the “Proxy Statement”) and the enclosed proxy card because the Board of Directors (the “Board”) of Mitek Systems, Inc. (sometimes referred to as “we”, “us”, “our”, “Mitek” or the “Company”) is soliciting your proxy to vote at our 2025 annual meeting of stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.
We intend to mail this Proxy Statement and the accompanying materials to all stockholders of record entitled to vote at the Annual Meeting on or about January 28, 2025.
When and where will the Annual Meeting be held?
The Annual Meeting will be held at 9:00 a.m., local time, on Tuesday, March 4, 2025, at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101.
What am I voting on?
Stockholders are being asked to vote on the following proposals:
1.Election of the eight nominees for director named in this Proxy Statement to serve until our 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified (“Proposal No. 1”);
2.Ratification of the appointment of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending September 30, 2025 (“Proposal No. 2”); and
3.Approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement (“Proposal No. 3”).
Will there be any other items of business on the agenda?
Other than the election of directors, the ratification of the appointment of BDO as our independent registered public accounting firm, and the advisory vote on the compensation of our named executive officers, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote your shares:
•"FOR" each of the eight nominees for director named in this Proxy Statement;
•"FOR" the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending September 30, 2025; and
•"FOR" the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on January 17, 2025 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 45,231,214 shares of common stock outstanding and entitled to vote. With respect to each proposal to be voted upon at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the record date. Most Mitek stockholders hold their shares as a beneficial owner (through a broker, bank, or other nominee) rather than as a stockholder of record (directly in their own name).

Stockholder of Record: Shares Registered in Your Name
If at the close of business on January 17, 2025, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, NA, then you are the stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone by following the instructions provided in the enclosed proxy card to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If at the close of business on January 17, 2025 your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Certain of these institutions offer the ability to direct your agent how to vote through the Internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting.
How can I vote my shares?
With respect to Proposal No. 1, you may either vote “for” any or all of the nominees proposed by the Board, or you may “withhold” your vote for any or all of the nominees. For Proposal No. 2 and Proposal No. 3, you may vote “for” or “against” or abstain from voting. The procedures for voting are described below, based upon the form of ownership of your shares.
Stockholder of Record: Shares Registered in Your Name
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy through the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:
•Voting over the Internet. To vote by proxy through the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided at the website.
•Voting by Telephone. To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions.
•Voting By Mail. To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.
If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Standard Time on Monday, March 3, 2025, to be counted. If you are a stockholder of record and attend the Annual Meeting in person, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive and any previous proxy that you submitted, whether by mail, Internet or telephone, will be superseded by the vote that you cast in person at the Annual Meeting. If you have any questions regarding how to submit your proxy or vote your shares at the Annual Meeting, please call our Corporate Secretary at (619) 269-6800.
We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. To ensure that your vote is counted, simply complete, sign, date and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the Internet or by telephone. To vote in person at the Annual Meeting, you must obtain a proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials or contact your broker, bank or other agent to request a proxy card.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy or revoke my proxy?
Yes. You may change your vote with respect to any proposal by revoking your proxy at any time prior to the commencement of voting with respect to such proposal at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:
•You may submit another properly completed proxy with a later date by mail, through the Internet or by telephone (your latest Internet or telephone instructions submitted prior to the deadline will be followed);
•You may send a written notice that you are revoking your proxy to our Corporate Secretary at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary by no later than the close of business on Monday, March 3, 2025; or
•You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held of record by a broker, bank or other agent, you must contact such record holder to revoke any prior voting instructions or obtain a proxy card issued in your name from such record holder in order to vote in person at the Annual Meeting. Following the commencement of voting with respect to a proposal, you may not revoke your proxy or otherwise change your vote with respect to such proposal.
Votes will be counted by the inspector of elections appointed for the Annual Meeting.
How are my shares voted if I give no specific instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:
•"FOR" each of the eight nominees for director named in this Proxy Statement;
•"FOR" the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending September 30, 2025; and
•"FOR" the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement.
This general authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, and you do not provide specific voting instructions, your shares will be voted as recommended by the Board.
If your shares are held of record by a broker, bank or other agent, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their clients or other beneficial owners in their discretion and for an explanation of broker non-votes.
What is a broker non-vote?
Under rules that govern brokers, banks and other agents that are record holders of company stock held in brokerage accounts for their clients who beneficially own the shares, such record holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain routine matters (“discretionary matters”), but do not have discretion to vote uninstructed shares as to certain other non-routine matters (“non-discretionary matters”). Accordingly, a broker may submit a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote on non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”

What are the voting requirements that apply to the proposals discussed in this Proxy Statement?
The election of directors contemplated by Proposal No. 1 will be decided by a plurality of the votes cast. Accordingly, the eight director nominees receiving the highest number of "for" votes will be elected.
The ratification of the appointment of BDO as our independent registered public accounting firm contemplated by Proposal No. 2 and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers contemplated by Proposal No. 3, each require the affirmative vote of the majority of shares of common stock present or represented by proxy and entitled to vote on such proposals. Accordingly, if a proposal receives more "for" votes than "against" votes and abstentions, the proposal will be approved.
What is the impact of abstentions, withhold votes and broker non-votes?
Withhold Votes: Votes withheld will have no effect on Proposal No. 1 because, under plurality voting rules, the election of directors contemplated by Proposal No. 1 will be decided by a plurality of the votes cast. Accordingly, the eight director nominees receiving the highest number of “for” votes will be elected.
Abstentions: Under Delaware law (under which Mitek is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote “against” Proposal No. 2 and Proposal No. 3.
Broker Non-Votes:  Brokers, banks and other agents are not permitted to vote the uninstructed shares of their clients on a discretionary basis in the election of directors. Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal No. 1. Proposal No. 3 is also considered a non-discretionary matter on which your broker, bank or other agent will not be able to vote on your behalf if it does not receive instructions from you, and therefore there may be broker non-votes on Proposal No. 3. Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal No. 3.
If you hold your shares in street name and you do not instruct your broker, bank or other agent how to vote your shares on Proposal No. 1 and Proposal No. 3, no votes will be cast on your behalf on these proposals. Therefore, it is important that you indicate your vote on these proposals if you want your vote to be counted.
Proposal No. 2 is considered a discretionary matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 2. Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal No. 2.
Who pays for the cost of this proxy solicitation?
We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone, by facsimile or by electronic mail by our directors, officers or other employees. Our directors, officers or other employees will not receive additional compensation for soliciting proxies. We may request that any person holding stock in their name for the benefit of others, such as a broker, bank or other agent, forward the proxy materials to such beneficial owners and request authority to execute the proxy. We will reimburse any such broker, bank or other agent for their expenses in connection therewith.
What constitutes a quorum at the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least the holders of a majority of the voting power of our common stock issued and outstanding on the record date and entitled to vote at the meeting are present in person, present by any means of remote communication authorized by the Board in its sole discretion or represented by proxy at the Annual Meeting. At the close of business on January 17, 2025, the record date for the Annual Meeting, there were 45,231,214 shares of common stock outstanding. Thus, a total of 45,231,214 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 22,615,608 votes must be represented at the Annual Meeting either in person or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Votes withheld from a director nominee and abstentions will be counted as present for purposes of establishing the required quorum. Broker non-votes will be counted as present for purposes of establishing the required quorum. If there is no quorum, the chairperson of the meeting or the holders of a majority of the voting power of the shares, which are entitled to vote at the Annual Meeting and are present in person, present by any means of remote communication authorized by the Board in its sole discretion or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.
I have also received a copy of the Company's Annual Report on Form 10-K. Is that a part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on December 16, 2024, accompanies this Proxy Statement. This document constitutes our Annual Report to Stockholders and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Form 10-K is not incorporated into, and is not part of, this Proxy Statement and should not be considered proxy solicitation material.
Where can I find the voting results of the Annual Meeting?
Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Current Report on Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Current Report on Form 8-K are preliminary, we will subsequently amend the Current Report on Form 8-K to report the final voting results within four business days of the date that such results are known.
How do I submit a stockholder proposal for consideration at next year's annual meeting of stockholders?
Stockholders may submit proposals regarding matters appropriate for stockholder action for consideration at our next annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in the proxy materials for our 2026 Annual Meeting, a stockholder proposal pursuant to Rule 14a-8 must be submitted in writing to our Corporate Secretary at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary, in writing not later than September 30, 2025. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
Pursuant to the terms of our third amended and restated bylaws (the “Bylaws”), stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2026 proxy statement and proxy, must provide timely notice in writing to our Secretary at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on December 4, 2025 nor earlier than November 4, 2025. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the 2025 Annual Meeting, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than those nominated by us must provide timely notice in the manner prescribed by, and that sets forth the information required by, Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?
Some brokers, banks and other agents may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement or Annual Report on Form 10-K may have been sent to multiple stockholders in a single household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary or (619) 269-6800. If you would like to receive separate copies of our proxy statement or annual report in the future, or you are receiving multiple copies and would like to receive only one copy per household, contact your broker, bank or other agent, or contact us at the above address and phone number.
Do the Company's officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?
Each of Scott Carter, James D. Fay, Rahul Gupta, Susan Repo, Mark Rossi, Kimberly Stevenson, Donna Wells, and Edward West has an interest in Proposal 1, the election to the Board of the eight director nominees set forth herein, as they are the current directors of the Board or, in the case of Mr. Rossi, a new nominee to the Board subject to this vote. Members of the Board and our executive officers do not have any interest in Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm. Our executive officers have an interest in Proposal No. 3, the approval of the compensation of the named executive officers, as their compensation is subject to this vote.

Proposal No. 1
Election of Directors
Nominees
Mitek's Board of Directors is elected each year at the Annual Meeting of Stockholders. Mitek currently has eight directors. One current director, Mr. Hale, previously notified the Company that he will not stand for re-election (see the Company's Current Report on Form 8-K filed on October 22, 2024) . Upon the recommendation of the Nominating and Corporate Governance Committee (the "Nominating Committee"), the Board has nominated the eight individuals listed below for election at the Annual Meeting, each of whom, other than Mr. Rossi, currently serves as a director of Mitek. These nominees bring a wide variety of relevant skills, professional experience and backgrounds, as well as diverse viewpoints and perspectives to represent the long-term interests of our stockholders and to fulfill the leadership and oversight responsibilities of the Board.
Unless authorization to do so is withheld, it is intended that the persons named in this Proxy Statement will vote for the election of the eight director nominees proposed by the Board. If any nominee listed below becomes unable to stand for election at the Annual Meeting, the persons named as proxies may vote for any person designated by the Board to replace the nominee. Alternatively, the proxies may vote for the remaining nominees and leave a vacancy that the Board may fill later, or the Board may reduce the authorized number of directors. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.
The eight director nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board to serve until Mitek's 2026 Annual Meeting of Stockholders or until they are succeeded by another qualified director who has been duly elected.
The Board recommends a vote FOR each director nominee.

				Committee Memberships
Director Nominee(1)	Independent	Age	Director Since	AC	CC	NGC
Scott Carter Director & Chair of the Board	Yes	55	2022
James D. Fay Director	Yes	51	2024	ò
Rahul Gupta Director	Yes	65	2022	ò	ò
Susan Repo Director & Audit Committee Chair	Yes	57	2021	ò		ò
Mark Rossi(2) Director Nominee	Yes	68	N/A
Kimberly Stevenson Director & Compensation Committee Chair	Yes	62	2020	ò	ò
Donna Wells Director & Nominating Committee Chair	Yes	63	2019			ò
Edward West Director & Chief Executive Officer	No	58	2024
Key to Committees:

AC	Audit Committee	CC	Compensation Committee	NGC	Nominating Committee
(1)Our existing board and director nominees represent a diverse slate with women constituting approximately 40% of the Board and non-white members constituting approximately 25% of the Board. In addition, all three of our standing committees are currently Chaired by women.

(2)The Board has nominated Mr. Rossi as a new board director to serve starting in 2025 if elected by our stockholders at the Annual Meeting, Mr. Rossi is anticipated to join the Audit Committee upon his election.

Specific Skills to Be Represented on the Board
In consultation with our outside advisors, we have undertaken a review of the skills most critical for our Board of Directors to possess to enable effective oversight and evaluated each member of our current Board based on these qualities. It is important to note that not every Board member needs to be a leader in every area, nor does leadership in a larger number of areas make a Board member “better;” it is only critical that each quality is represented on our Board. This table is intended to provide a high-level summary of our director nominee's qualifications and is not a complete list of each director nominee's strengths or contributions to the Board. Additional details on each director nominee is set forth in their biographies.

Skills and Experience	Carter	Fay	Gupta	Repo	Rossi	Stevenson	Wells	West
Corporate Governance Experience as a director of another publicly listed company.			•	•	•	•	•	•
Strategic Planning Experience as a senior executive or board member in the development of annual corporate strategic plans, including capital allocation, and mergers, acquisitions, or divestiture decision-making.
	•	•	•	•	•		•	•
Executive Leadership Experience as a CEO/President or senior executive in a complex business.	•	•	•	•		•	•	•
Industry Experience in enterprise software, financial services, identity verification, or fraud prevention.	•	•	•	•	•	•	•	•
Finance/ Accounting/ Audit Experience in preparing, auditing, analyzing, or evaluating financial statements for a complex business.		•	•	•	•	•	•	•
Capital Markets Experience in debt and equity markets, corporate finance, investor and analyst relations.		•		•	•			•
Human Capital Management and Executive Compensation Experience in human resource strategy and planning, leadership management, development, and incentive plans, diversity, equity, and inclusion.	•	•	•	•	•	•		•
Technology Experience as a senior executive in a software company responsible for strategy, product leadership, software development, corporate IT, or cybersecurity.	•	•	•	•		•	•
Product/ Marketing/ Sales Experience as a CPO, CMO or senior Revenue/Growth/ Customer executive in a complex business.	•		•			•	•
International Experience as a senior executive in a complex business with material operations outside the United States.	•	•		•				•

Director Biographies
The following is a brief biographical summary of the experience of our directors and director nominees:

Scott Carter
INDEPENDENT

Age: 55

Director Since: 2022

Board Committees
     • None

Education:
     • Bachelor of Arts, University of Delaware
     • Master in Business Administration (MBA): University of Delaware; Lerner College of Business
     • Completed additional executive education programs at Kellogg School at Northwestern University
     • Directorship Certification from the National Association of Corporate Directors (NACD)

Mr. Carter is the current Chair of the Board and has served as a director since March 2022. Mr. Carter previously served as the Interim Chief Executive Officer and Executive Chair of the Board from June 1, 2024 to October 1, 2024, as Chair of the Board from December 2023 through May 2024, as Executive Chair from January 24, 2023 to December 1, 2023, and as a special advisor to our former CEO and Board of Directors sharing his industry knowledge and assisting with product and market strategy from December 2020 through February 2022 when he joined the Board as a director.

From September 2014 to July 2018 he served as the Chief Executive Officer and previously Chief Operating Officer of ID Analytics, now LexisNexis, a provider of fraud, identity and credit risk solutions powered by an advanced machine learning and AI capabilities. He is widely credited with catalyzing a transformation at ID Analytics that led to rapid growth acceleration, improved margins and significant market share expansion. From May 2019 until December 2020, Mr. Carter served as the Chief Operating Officer and Advisor of Brain Corp, an artificial intelligence company which creates transformative core technology for the robotics industry. From January 2005 to June 2013, Mr. Carter served as Senior Vice President and GM for Fraud and Identity Solutions and Analytics Solutions, globally, with Experian. Earlier in his career, he held leadership roles in in financial services industries for companies including First Union (now Wells Fargo), Associates First Capital (now Citi) and American Express. Mr. Carter previously served as an Executive Officer of Mitek from July 2013 until September 2014.

Mr. Carter is a member of the board of directors of Guardinex, Inc. and previously served on the board of directors of Vital4, LendingUSA and Ubiq Security (board chair). Mr. Carter has also advised various private equity firms on prospective acquisitions of SaaS, FinTech and data and AI enabled companies.

Mr. Carter is a seasoned executive with a diverse range of experiences as a technology business leader, advisor and board member. Having held C-level positions for leading solution providers and previously in client-side industry roles, the Board believes that Mr. Carter's unique 360-degree view and consistent track record of accelerating growth for organizations, utilizing client and market insight to inform strategy, corporate development product, technology, sales and marketing activities makes him qualified to serve on the Board.

Key skills and qualifications: Strategic Planning, Executive Leadership, Industry, Human Capital Management and Executive Compensation, Technology, Product/Marketing/Sales, International.

James D. Fay
INDEPENDENT Age: 51 Director Since: 2024 Board Committees • Audit Education: • Bachelor of Arts: International Business and French Language, North Central College • Juris Doctor (JD): Harvard Law School
Mr. Fay currently serves as Chief Financial Officer at Matterport, Inc. (NASDAQ: MTTR) and brings more than 25 years of financial strategy and operational expertise to Mitek, having played a key role in scaling technology companies from early growth stages to IPO and acquisition. At Matterport, Mr. Fay has overseen the company’s financial operations since 2017, during which time the company quadrupled its revenues. He guided Matterport through a process to reach an agreement to sell the company to CoStar Group for nearly $2 billion, and his leadership in transitioning Matterport from a hardware to a recurring revenue SaaS model is expected to bring valuable insights to Mitek as the company focuses on scaling its recurring revenue streams and strengthening its market positioning. Mr. Fay has more than 25 years of experience as a globally focused senior executive, lawyer, and advisor for venture-backed and public technology companies, and he has structured and led IPOs on the NYSE and Nasdaq and managed strategic acquisitions across the U.S., Europe, and Asia.

Prior to Matterport, Mr. Fay served as Chief Financial Officer at View, managing financial, legal, HR, and operations matters while the company was privately held. He also served as Chief Financial Officer and General Counsel at NeoPhotonics (NYSE: NPTN; acquired by Lumentum Holdings) and Senior Vice President and General Counsel at @Road (NASDAQ: ATRD; acquired by Trimble), taking both companies public on the NYSE and Nasdaq, respectively. Mr. Fay previously worked as an attorney at Venture Law Group, advising public and private tech companies on IPOs, M&A, and corporate matters. The Board believes Mr. Fay's experience adds extensive corporate governance, financial planning, investor relations and legal expertise as a director.

Key skills and qualifications: Strategic Planning, Executive Leadership, Industry, Finance/Accounting/Audit, Capital Markets, Human Capital Management and Executive Compensation, Technology, International.

Rahul Gupta
INDEPENDENT

Age: 65

Director Since: 2022

Board Committees
     • Compensation
     • Audit

Other Current Public Company Directorships
     • Corpay

Former Public Company Directorships: • Cardtronics plc

Education:
     • Bachelor of Arts: Commerce, Delhi University
     • Master of Business Administration (MBA) Magna Cum Laude: Indiana University

Mr. Gupta served as CEO of RevSpring, a high-growth technology services organization that provides intelligent financial engagement and payment solutions to 2,000 leading healthcare providers from January 2017 to March 2019. Mr. Gupta also previously served as Group President, Billing and Payments at Fiserv, from November 2014 to December 2016, and as Group President, Digital Payments, at Fiserv from December 2006 to November 2014. Mr. Gupta is a current board member at the following private companies: Amount, SavvyMoney, Solutions by Text, and Capital Good Fund. Additionally, he is an advisor at NYCA, a venture capital fund, the following private equity funds: Advent International and StoicLane, as well as several fintech companies. He is an Ambassador for the University of Southern California, a member of USC Provost Associates, and a mentor to multiple startup teams at the Viterbi School of Engineering. Mr. Gupta holds a CPA certification from India. The Board believes that Mr. Gupta is well qualified to serve on our Board of Directors due to his over 35 years of experience in the financial services and fintech industries having served in a variety of capacities at the board and executive levels.

Key skills and qualifications: Corporate Governance, Strategic Planning, Executive Leadership, Industry, Finance/Accounting/Audit, Human Capital Management and Executive Compensation, Technology, Product/Marketing/Sales.

Susan Repo
INDEPENDENT

Age: 57

Director Since: 2021

Board Committees
     • Audit (Chair)
     • Nominating and Corporate Governance

Other Current Public Company Directorships
     • Fiskars Group
     • Matterport, Inc.

Education:
     • Bachelor of Science: Business Administration & Finance, University of Southern California
     • Juris Doctor (JD): Chicago-Kent College of Law, Illinois Institute of Technology

Ms. Repo has served as Chief Financial Officer of ICEYE, a Finnish earth observation data and insights company through its own micro satellite constellation since February 2021. From 2013 to 2018, Ms. Repo held various executive positions at Tesla, an electric vehicle manufacturer, most recently serving as Corporate Treasurer and Vice President Finance where she raised nearly $13 billion in capital and set Tesla's strategic balance sheet planning to ensure the necessary capital for its ambitions and as Chief Financial Officer of Tesla Financial Services, establishing from greenfield, its captive auto and energy leasing programs globally. From 2019 to 2020, Ms. Repo served as the Chief Operating Officer of MariaDB Corporation, an open-source data storage company. In 2019, Ms. Repo served as the Chief Executive Officer and Chief Operating Officer of DriveOn, an automotive fintech company, and in 2018, Ms. Repo served as the Chief Financial Officer of Topia, a talent mobility platform. From 2007 to 2013, she served as Senior Director of International Tax at Juniper Networks, Inc., a multinational corporation that develops and markets networking products, including routers, switches, network management software, network security products, and software-defined networking technology. Ms. Repo currently serves on the board of directors of Matterport, Inc., which announced its agreement to be acquired by CoStar Group for nearly $2 billion, and serves as Audit Chair as well as member of the Nomination and Governance Committee. Ms. Repo also serves on the boards and is a member of the Audit Committees of the Fiskars Group, a NASDAQ public company in Finland and GM Financial Bank in the U.S. Previously, Ms. Repo served on the board of Call2Recycle, Inc., the largest battery stewardship and recycling organization in North America, where she chaired the audit & technology committee. The Board believes her diverse and global experiences in the technology industry and working closely with the financial services industry make her well qualified to serve on the Board.

Key skills and qualifications: Corporate Governance, Strategic Planning, Executive Leadership, Industry, Finance/Accounting/Audit, Capital Markets, Human Capital Management and Executive Compensation, Technology, International.

Mark Rossi
INDEPENDENT

Age: 68

Director Since: Nominee

Board Committees
     • None (Audit expected upon election)

Former Public Company Directorships:
     • Cardtronics plc
     • ChemDesign, Inc.
     • Conner Peripherals
     • International Manufacturing Services;
     • Maxwell Technology
     • Novatel Wireless
     • Stor Media

Education:
     • Bachelor of Arts w/ honors: Economics, Saint Vincent College
     • Master of Business Administration (MBA) F.C. Austin Scholar: J.L. Kellogg School of Management, Northwestern University

Mr. Rossi is a founder and Senior Managing Director of Cornerstone Equity Investors, L.L.C., a Connecticut based private equity firm. The investment principals of Cornerstone have funded approximately 100 companies in a variety of industries but with a particular emphasis on technology and telecommunications, health care services and products and business services. Cornerstone and its predecessor firm have provided financing to a large number of successful companies including Dell Computer, Health Management Associates, Linear Technology, Micron Technology, Novatel Wireless, Inc. and Equitrac, Inc. Mr. Rossi was a Chairman of the Board of Cardtronics plc from 2018 until its sale in 2021, and was a member of the Audit and Compensation Committees and Chair of the Finance Committee from November 2010 to January 2021. From November 1997 to June 2016, Mr. Rossi was a director of Maxwell Technologies, Inc., serving as Chair from 2011 to 2016. Prior to the formation of Cornerstone Equity Investors in 1996, Mr. Rossi was President of Prudential Equity Investors, Inc., the private equity arm of Prudential Insurance Company of America. Mr. Rossi’s industry focus is on business services and technology companies. The Board believes that Mr. Rossi's extensive experiences in financial services and the tech industry, as well as his cumulative public company board experience, make him well qualified to serve on the Board.

Key skills and qualifications: Corporate Governance, Strategic Planning, Industry, Finance/Accounting/Audit, Capital Markets, Human Capital Management and Executive Compensation.

Kimberly Stevenson
INDEPENDENT

Age: 62

Director Since: 2020

Board Committees
     • Compensation (Chair)
     • Audit

Other Current Public Company Directorships
     • Verisk Analytics

Former Public Company Directorships: • Quarterhill, Inc.
     • Skyworks Solutions, Inc.
     • Boston Private Financial Holdings

Education:
     • Bachelor of Science: Accounting and Business Management, Northeastern University
     • Master of Business Administration (MBA): Cornell University

Ms. Stevenson has served as a director since November 2020 and previously as our lead independent director from June 2024 to October 2024 and from January 2023 to December 2023. Previously, Ms. Stevenson served as senior vice president and general manager of the Foundational Data Services Business Unit at NetApp, Inc., a publicly traded provider of cloud data services. Prior to that, Ms. Stevenson served as senior vice president and general manager of data center products and solutions for Lenovo, a multinational technology company, from March 2017 to October 2018. From September 2009 to February 2017, she served as a corporate vice president at Intel Corporation, holding various positions including chief operating officer for the client and internet of things businesses and systems architecture group from September 2016 to February 2017, chief information officer from February 2012 to August 2016, and general manager, IT operations and services, from September 2009 to January 2012. Prior to joining Intel, Ms. Stevenson spent seven years at the former Electronic Data Systems, now DXC Technology, with responsibility for global development and delivery of enterprise services. She also spent more than 17 years at IBM in various finance and operational roles. The Board believes that Ms. Stevenson's 35 years of experience in the tech industry and resulting deep expertise in technology, finance, and digital innovation makes her well qualified to serve on the Board.

Key skills and qualifications: Corporate Governance, Executive Leadership, Industry, Finance/Accounting/Audit, Human Capital Management and Executive Compensation, Technology, Product/Marketing/Sales.

Donna Wells
INDEPENDENT

Age: 63

Director Since: 2019

Board Committees
     • Nominating and Corporate Governance Committee (Chair)

Other Current Public Company Directorships
     • Walker & Dunlop (Chair of Audit & Risk
          Committee, member of Nominating &
          Corporate Governance Committee)

Former Public Company Directorships:
     • Apex Technology Acquisition Corp
     • Boston Private Financial Holdings

Education:
     • Bachelor of Science: Economics, The Wharton School, University of Pennsylvania
     • Master of Business Administration (MBA): Stanford University
     • Directorship Certification and Cyber-risk Oversight Certification from the National Association of Corporate Directors (NACD)

Ms. Wells was President and CEO of Mindflash Technologies, Inc., a privately held enterprise software company, from 2010 to 2017. In that capacity, she led the company from SaaS product launch to market leadership and to recognition as a Top 50 Small US Company to Work for by the Great Place to Work Institute. Previously, Ms. Wells was CMO at Mint Software, Inc. from 2007-2009. There, she led the growth strategy for this breakthrough, personal finance software company from product launch to the company’s acquisition by Intuit. Prior to Mint, Ms. Wells had a 20-year career in strategic marketing with The American Express Company and The Charles Schwab Corporation and led marketing for two Fortune 500 companies, Intuit, Inc. and the Expedia Group. She currently serves on the boards of Walker & Dunlop, a leading CRE finance company, and Betterment Holdings, Inc., a digital wealth management platform with over $50 billion in AUM, and as an Advisor at Sway Ventures, a venture capital firm, on their fintech and enterprise software investments. She was previously a director at Boston Private Financial Holdings, Inc, a bank holding company, and Apex Technology Acquisition Corporation, a special purpose acquisition company. In September 2019, Ms. Wells was appointed by the Center for Entrepreneurial Studies at the Stanford University Graduate School of Business as a Lecturer in Management. The Board believes Ms. Wells is well qualified to serve as a director due to her wealth of experience in the financial services, fintech and software industries at the executive and board levels.

Key skills and qualifications: Corporate Governance, Strategic Planning, Executive Leadership, Industry, Finance/Accounting/Audit, Technology, Product/Marketing/Sales.

Edward H. West
EMPLOYEE DIRECTOR

Age: 58

Director Since: 2024

Former Public Company Directorships:
     • Cardtronics
     • Education Management Corp.
     • Entercom Communications Corp.

Education:
     • Bachelor of Science: Business Administration with an emphasis on Finance, Emory University

Mr. West served as the Chief Executive Officer and Director since October 2024. From 2018 to 2021, Mr. West served as President and Chief Executive Officer of Cardtronics plc (2018 to 2021), which, prior to its acquisition by NCR Corporation in June 2021, was the largest owner and operator of non-bank ATMs in the world. During his time at Cardtronics, Mr. West also served as Executive Vice President, Chief Operating Officer, and Chief Financial Officer (2016 to 2017). Mr. West has more than 25 years of executive experience, including as President and Chief Executive Officer of Education Management Corp., Chairman and Chief Executive Officer of ICG Commerce, a subsidiary of Internet Capital Group, and Executive Vice President and Chief Financial Officer of Delta Air Lines, Inc. Mr. West’s current position as our Chief Executive Officer enables him to bring invaluable operational, financial, regulatory and governance insights to our Board; and his considerable role in the management of our company allows him to continually educate and advise our Board on our business, industry and related opportunities and challenges.

Key skills and qualifications: Corporate Governance, Strategic Planning, Executive Leadership, Industry, Finance/Accounting/Audit, Capital Markets, Human Capital Management and Executive Compensation, International.

None of our directors have any family relationships with any of our other directors or executive officers. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors.

Required Vote
The election of directors contemplated by Proposal No. 1 will be decided by a plurality of the votes cast. Accordingly, the eight director nominees receiving the highest number of "for" votes will be elected.

The Board recommends a vote "FOR" the election to the Board for each of the nominees discussed in this Proposal No. 1.

Board and Corporate Governance Practices
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the charters of all of the committees of the Board and our Code of Business Conduct (the “Code of Business Conduct”) described below may be viewed on the Investor Site section of our website at www.miteksystems.com. You may also request a copy of any of these documents free of charge by writing to our Corporate Secretary at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct that applies to all of our executive officers and employees, and directors. Our Code of Business Conduct is posted on the Investor Relations section of our website under the heading Corporate Governance which can be found at: https://investors.miteksystems.com.
Any amendments or waiver of our Code of Business Conduct pertaining to a Board member or one of our executive officers will be disclosed on our website at the above-referenced address.
Board Leadership
Our corporate governance framework provides the Board flexibility to determine the appropriate leadership structure for the Company and whether the roles of Chair and CEO should be separated or combined. This flexibility permits the Board to organize its functions and conduct its business in a manner it deems most effective and in the best interest of the Company and its stockholders in then prevailing circumstances. Currently, the leadership structure of the Board is such that our Chair and Chief Executive Officer positions are separate with Mr. Carter, a member of the Board since March 2022, serving as the Chair and Mr. West serving as our Chief Executive Officer.
During fiscal 2024, due to the termination of our prior Chief Executive Officer, Mr. Carter served as the Company’s Executive Chair of the Board and Interim Chief Executive Officer while the Company performed a search for a permanent Chief Executive Officer. Once the Company hired Edward West as Chief Executive Officer on October 1, 2024, Mr. Carter resigned as the Interim Chief Executive Officer and from the Executive Chair role and remained as the Company’s Non-Executive Chair of the Board. Due to the interim nature of Mr. Carter’s Chief Executive Officer position, the Board appointed Ms. Stevenson, a member of the Board since November 2020, as Lead Independent Director for the time period where Mr. Carter served as both Executive Chair of the Board and Interim Chief Executive Officer. Among other things, during this brief transition period, the Lead Independent Director:
•presided at meetings of the Board at which the Chair was not present, including at executive sessions and meetings of the independent directors;
•reviewed and approved, or provided input and consulted on, materials sent to the Board (including materials related to the Board’s risk oversight); and
•reviewed and approved, or provided input and consulted on, the agenda and schedule for Board meetings (including suggesting agenda items related to the Board’s risk oversight).
The Board believes that the temporary structure of a combined interim Chief Executive Officer and Executive Chair of the Board role was appropriate given the circumstances and intended short-term nature of this arrangement and the addition of a Lead Independent Director to provide additional oversight. The Board believes this arrangement appropriately allocated the oversight of the business among the directors and the executive officers during the transition period.
Director Onboarding and Education
When new directors join our Board, they participate in an onboarding program to learn about our industry, business, strategies and policies. The onboarding program includes meetings with senior executives to discuss our businesses, strategy and operations, and our corporate functions, such as finance, product, go-to-market, technology, information systems, people operations and legal. New directors also meet with the executives and staff supporting the Committees on which they sit, as well as the Committees’ external consultants and advisors. Each new director is also partnered with an experienced fellow director “mentor” to facilitate the integration of the new director to the Board.

For continuing board education, we provide presentations by internal and external experts during Board meetings on a variety of topics regarding our business and industry. Our Board and Committees also regularly review developments in corporate governance to continue enhancing the Board’s effectiveness. We encourage directors to participate in external continuing director education programs and provide reimbursement for expenses associated with this participation. In addition, the Company provides membership for each independent director to the National Association of Corporate Directors (NACD) and utilizes a variety of NACD materials for board education topics.
Director Independence
The Board is responsible for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board of directors. The Board consults with our legal counsel to ensure that the Board’s determinations regarding the independence of our directors are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director or director nominee (or former director, as applicable), or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has determined that all of our directors, other than Mr. West (who is employed as the Chief Executive Officer of the Company), and director nominees are independent, in each case as defined in Nasdaq Listing Rule 5605(a)(2). In addition, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership.
With respect to Mr. Carter, who temporarily served as our Executive Board Chair for 11 months during calendar year 2023 and then as interim CEO and Executive Board Chair for four months during calendar year 2024 in connection with the Company’s CEO search process, the Board reviewed the relevant SEC and NASDAQ independence requirements and consulted with outside counsel and NASDAQ staff. Based on its own review and consultations, the Board determined that Mr. Carter is an independent as defined in Nasdaq Listing Rule 5602(a)(2). In particular, the Board considered that Mr. Carter was in such interim roles for a period of less than a year in each case.
Board's Role in Risk Oversight
The Board is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. The Board, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of the Board, which oversee risks inherent in their respective areas of responsibility, reporting to the Board regularly and involving the Board in their performance of risk oversight, as necessary. For example, the Audit Committee oversees our financial exposure and financial reporting related risks and the Compensation Committee oversees risks related to our compensation programs and practices. The Board, as a whole, directly oversees our strategic and business risk, including, among other items, product development risk and cybersecurity risk, through regular interactions with our management and, from time-to-time, input from independent advisors.
The Company has implemented an enterprise risk management (“ERM”) program, overseen by the Board and the Audit Committee, which provides an enterprise-wide perspective on the Company’s risks. This ERM program is led by our Chief Executive Officer, Chief Financial Officer, and Chief Legal and Compliance Officer along with representatives from the Company’s various departments. Risks identified by the ERM program are reported to the Board, with a focus on the most significant risks facing the Company, including strategic, operational, financial, legal and compliance risks. Oversight responsibility for a particular risk may fall within an area of responsibility and expertise of one of the Board Committees.
Board's Role in Oversight of Strategy
The Board and its Committees actively engage with management to provide guidance on and oversight of the Company's business strategy throughout the year to ensure alignment between our long range strategy, our annual operating plans, and associated financial metrics. The Board dedicates at least one meeting annually to focus on the Company's long-term strategy, which include strategic plans from members of senior management on the priorities and implementation strategies for their respective lines of business. These strategic plans guide the Company's actions to manage risk and deliver shareholder value. The Board’s expanded strategy sessions may also include presentations by internal or external experts to discuss technologies and markets relevant to our core businesses as well as adjacent and emerging technologies. In addition, various elements of strategy are discussed at every Board meeting. In order to assess performance against our strategic plans, the Board receives regular updates on progress and execution from, and provides direction to, management throughout the year.

Management Succession Planning
The Company recently completed an extensive process which resulted in the hiring of a new Chief Executive Officer at the start of our 2025 fiscal year. Going forward, to assist in succession planning, the Chief Executive Officer will annually provide the Board with an assessment of senior managers and their potential to succeed to the position of Chief Executive Officer developed in consultation with the Nominating Committee and the Compensation Committee. In addition, the management team performs a skills and succession planning review with the Board on an annual basis with respect to other senior level roles.
Stockholder Engagement
We value our relationships with our stockholders and other stakeholders and engage with them on a broad range of topics including corporate governance, executive compensation, board leadership and composition, capital allocation, human capital, and other subjects of interest to our stockholders.
Members of our Board, our executive management and our investor relations teams regularly interact with our stockholders to discuss a variety of topics including, but not limited to, operations of the business, industry developments, competition, management compensation, legal topics and risks to the Company. The Company interacts with our stockholders via telephone calls and in-person meetings at investor conferences, in non-deal road shows, and meetings at the Company’s headquarters. In fiscal 2024, we focused our stockholder engagement on our top 20 institutional stockholders who hold a significant portion of our outstanding common stock, which represented approximately 30% of our outstanding common stock through one on one in-person meetings, virtual meetings or telephone calls as well as at investor conferences. Our CEO and Head of Investor Relations attended all such meetings and our Executive Chair, Compensation Committee Chair or other board members attended a portion of such meetings. Based in part on such stockholder feedback, we made changes during our fiscal 2024 year to certain financial and operational metrics that we disclose in our quarterly earnings call and refined our approach to certain capital allocation issues.
In addition to the meetings referenced above, as we commenced our 2025 compensation planning, we affirmatively reached out to our top 25 stockholders (representing approximately 55% of our outstanding common stock) to solicit their input on our compensation practices and to offer the opportunity to meet with our Compensation Committee Chairperson. As a result, four stockholders requested and held separate meetings with our Compensation Chair to discuss compensation issues. Based on this input we made additional changes to our compensation programs for 2025 as described below in the section entitled Compensation Discussion and Analysis.
Our engagement enables us to better understand our stockholders’ priorities and perspectives. We share the feedback from these conversations with our Board, and, when appropriate, the Board considers and implements perspectives in response to stockholder feedback.
Stockholder Communications
Any stockholder wishing to communicate with any an individual director, the Board as a group or a specified committee or group of directors, including the non-employee directors as a group, may write to the following address: Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary. Additionally, stockholders may contact the Board by sending an email addressed to the Board to ir@miteksystems.com. Additional information and contact details may be found on our website at: www.miteksystems.com. We will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics or request general information about the Company.
Related-Party Transaction Policy

Procedures for Approving Related Party Transactions
Our Board is committed to the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Under its written charter, the Audit Committee is charged with reviewing and approving all potential related party transactions. All such related party transactions are then required to be reported under applicable SEC rules. In approving or rejecting a proposed transaction, our Audit Committee will consider the relevant facts and circumstances, including but not limited to: potential conflicts of interest, the costs and benefits to the Company, the nature of the related party’s interest in the transaction, the availability and terms of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Other than as may be required by the Audit Committee’s charter, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case-by-case basis.
Certain Relationships and Related Party Transactions
Other than equity and other compensation, termination, change of control and other arrangements, which are described under “Non-Employee Director Compensation” and “Executive Compensation,” since October 1, 2023, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than five percent of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
Consideration of Director Nominees
Director Qualifications
When evaluating nominees for election as directors (including all persons recommended by stockholders to become nominees for election as directors), the Nominating Committee takes into account: (i) all factors the Committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge; and (ii) the following minimum qualifications:
•the highest personal and professional ethics, integrity and values and sound business judgment;
•a background that demonstrates significant accomplishment in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;
•relevant expertise and experience and an ability to offer advice and guidance to our chief executive officer based on such expertise and experience;
•independence from any particular constituency and an ability to be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and
•sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.
The Nominating Committee retains the right to modify these criteria from time to time.
Diversity
Consistent with its proactive evaluation of director performance, skills and attributes, the Board is committed to a policy of inclusiveness and actively seeks out highly qualified diverse candidates (including age, race, gender, sexual orientation, and ethnicity) to include in the pool from which director nominees are chosen. These diversity characteristics are, and will continue to be, a priority for the Nominating Committee and the Board in our director nomination process because we believe it is important for the Board’s composition to appropriately reflect the diversity of our Company, shareholders, workforce, customers and communities. The composition of our director nominees reflects these ongoing efforts and the importance of differentiating personal characteristics and diversity among our directors.
Director Nominations

Stockholder Nominations
The Nominating Committee will consider director candidates recommended by our stockholders of record. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not a candidate was recommended by a stockholder of record. Stockholders of record who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation and timely notice in accordance with our Bylaws to the Nominating Committee at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary not later than the close of business on December 4, 2025 nor earlier than the close of business on November 4, 2025; provided, however, that if the date of our next annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, in order for notice by the stockholder to be timely, it must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.
In general, each written recommendation must set forth, among other information:
•the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•any option, warrant, convertible security, stock appreciation rights, or similar right with an exercise or conversion privilege or settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, directly or indirectly, owned beneficially by such stockholder of record and any beneficial owner on whose behalf the nomination is being made, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
•any proxy, agreement, arrangement, understanding, or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any security of any class or series of the Company;
•any short interest in any security of the Company held by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•the proposed director candidate’s name, age, business address and residential address;
•complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;
•the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;
•a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and
•any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.
Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above and more fully set forth in our Bylaws, the Secretary will provide the foregoing information to the Nominating Committee.

Evaluating Nominees for Director
Our Nominating Committee considers director candidates that are suggested by members of the committee, other members of the Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above. Our Nominating Committee periodically has retained a third-party search firm to assist in identifying and vetting Board candidates. The Nominating Committee evaluates all nominees for director under the same approach whether they are recommended by stockholders or other sources.
The Nominating Committee reviews candidates for director nominees in the context of the current composition of the Board and committees of the Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate and as those factors set forth in the Nominating Committee Charter given the current needs of the Board, the committees of the Board and the Company, to maintain a balance of knowledge, experience, diversity and capability. In addition, the Nominating Committee seeks candidates with significant experience in the Company’s targeted markets. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Board, the committees of the Board and the Company during their respective terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee meets the minimum director qualifications set forth above, has at least the same level of education and experience as the Company’s then-current directors, and whether such nominee is independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.
The Nominating Committee will, in line with the policy and procedures outlined herein and in the Nominating Committee Charter, evaluate each proposed director’s candidacy, including proposed candidates recommended by security holder, and recommend whether the Board should nominate such proposed director candidate for election by our stockholders.
Board Meetings and Committees
The Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board met 13 times in fiscal 2024, and each director attended over 75% of all Board and applicable committee meetings held during fiscal 2024. The Board also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings.
The Board has established standing Audit, Compensation, and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The three committees operate under written charters adopted by the Board, each of which is available on our Internet website at www.miteksystems.com under “Investors.” Each member of each of these committees is an “independent” director within the meaning of the applicable Nasdaq listing standards, as well as applicable SEC rules and regulations.
Audit Committee: The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of our independent registered public accountants. The Board has determined that Ms. Repo, current Chair of the Audit, Committee is an “audit committee financial expert” in accordance with applicable SEC rules.
Compensation Committee: The Compensation Committee reviews executive compensation, establishes executive compensation levels, recommends employee compensation programs, administers our incentive plans, and monitors the Company’s compliance with applicable SEC rules and Nasdaq listing standards.
Nominating Committee: The Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the composition and structure of the Board, establishing criteria for Board membership and corporate policies relating to the recruitment of Board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance.

At each regularly scheduled Board meeting, the Chair of each committee reports on any significant matters addressed by the committee since the last regularly scheduled Board meeting. Each director who serves on the Audit Committee, Compensation Committee, or Nominating Committee is an independent director under applicable Nasdaq listing standards and SEC rules.
As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive session at which only they are present.
The following table sets forth the number of meetings held and actions taken by written consent during the 2024 fiscal year for each of the committees of the Board and current membership for each of the committees of the Board.

	Audit Committee		Nominating Committee		Compensation Committee
Employee Director:
Scipio “Max” Carnecchia(1)
Scott Carter(2)
Non-Employee Directors:
James C. Hale	•				•
James D. Fay(4)	•
Rahul Gupta	•				•
Susan J. Repo(5)	•	(3)	•
Kimberly S. Stevenson	•				•	(3)
Donna C. Wells			•	(3)
Total meetings in the 2024 fiscal year	17		6		4
Total actions taken by written consent in the 2024 fiscal year	—		1		1
(1)Mr. Carnecchia’s employment with the Company was involuntarily terminated by the Board “without cause” as defined in Mr. Carnecchia’s employment agreement, effective as of May 31, 2024. Mr. Carnecchia subsequently resigned from the Board, effective as of June 9, 2024.
(2)Mr. Carter served as Executive Chair from January 24, 2023 through December 1, 2023, as Non-Executive Chair of the Board from December 2, 2023 through May 31, 2024, and then served as Executive Chair and Interim Chief Executive Officer until the appointment of our CEO on October 1, 2024. Since October 1, 2024, Mr. Carter has served as our non-executive Chair of the Board.
(3)Committee chairperson.
(4)Mr. Fay joined the Board on October 21, 2024.
(5)The Board has determined that Ms. Repo, current Chair of the Audit Committee, is an “audit committee financial expert” in accordance with applicable SEC rules.
Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage all of our directors to attend. For our 2024 annual meeting of stockholders, all of our directors attended the annual meeting (either in person or via telephone).

Director Compensation
We compensate our non-employee directors for their service on the Board with a combination of cash and equity awards. Directors who are employees of Mitek do not receive any compensation for their services as directors. Our compensation model is designed to fairly compensate our non-employee directors for their Board responsibilities and align their interests with our stockholders. The Compensation Committee along with the Nominating Committee periodically reviews and evaluates our non-employee director compensation program to ensure that it is competitive with industry peers and best practices and serves the purposes of attracting and retaining high quality directors. The Committees use an independent consultant, F.W. Cook LLC, to provide market and comparison data and information on current developments and practices in director compensation and ensure that Mitek’s non-employee director compensation program is competitive and market-based.
Retainer and Meeting Fees
Each non-employee director receives an annual cash retainer for their service on the Board, as well as additional cash retainers if they serve as the Chair of the Board or as the chair of a committee. Annual retainers are paid quarterly and are prorated based on the director's service during the fiscal year. The following table sets forth the cash compensation for non-employee directors in effect during fiscal 2024.

Annual Base Retainer (prorated and paid quarterly)	$50,000
Additional Annual Retainers for Chair and Committee Chairs (prorated and paid quarterly):
Chair of the Board	$65,000
Lead Independent Director (when applicable)	$15,000
Audit Committee Chair	$12,500
Compensation Committee Chair	$7,500
Nominating Committee Chair	$5,000
Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings, business events on behalf of Mitek, and other items related to their Board responsibilities.
Equity Compensation
Initial Grant. Upon initial appointment (by the Board) or election (by the stockholders) to the Board other than at an annual meeting of stockholders, a non-employee director receives a non-discretionary grant of restricted stock units with respect to a number of shares of Mitek common stock with a fair market value on the date of grant equal to $170,000 (rounded down to the nearest whole share), pro-rated based on the period starting on the day of initial appointment election and ending on the day of the next scheduled annual meeting of stockholders.
Annual Grant. Each non-employee director elected at an annual meeting receives on that date a non-discretionary grant of restricted stock units with respect to a number of shares of Mitek common stock with a fair market value on the date of grant equal to $170,000 (rounded down to the nearest whole share). A non-employee director who is initially appointed or elected to the Board on the day of the annual meeting of stockholders receives only an annual grant.
Vesting. Grants made to our non-employee directors vest in full upon the earlier of one (1) year following the date of the grant or the date of the next annual meeting; provided the non-employee director remains on the Board through the scheduled vesting date. Non-employee directors may also participate in our Director Deferral Plan which allows them to make an election in advance to defer receipt of their vested shares until a later period.

Director Stock Ownership Requirements
The Board has stock ownership requirements designed to further link the interests of our Board with that of our stockholders. These requirements provide that each of our non-employee directors must have equity positions in the Company with a value equal to five times his or her annual base retainer amount. Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the non-employee director, are included in determining each director’s equity position. Each non-employee director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his or her prescribed ownership level. As of the end of the 2024 fiscal year, all directors who have served on the Board for five years or more were in compliance with this policy.
Director Compensation for Fiscal 2024
The table set forth below provides summary information concerning compensation paid or accrued for services rendered to us by members of the Board in their capacities as such, for the fiscal year ended September 30, 2024. Due to delayed SEC filings in fiscal 2023, the Company was not able to grant equity to members of the Board during the normal time frames despite such directors continued service during that period. As such, the equity granted in fiscal 2024 included both the annual grant that would normally have been made in fiscal 2023 and the fiscal 2024 grant.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Scott Carter	$57,709	$—	$—	$57,709
Rahul Gupta	$50,000	$320,006	$—	$370,006
James C. Hale(4)	$50,000	$320,006	$—	$370,006
Bruce E. Hansen(5)	$272	$—	$—	$272
Susan J. Repo	$62,500	$320,006	$—	$382,506
Kimberly S. Stevenson	$68,153	$320,006	$—	$388,159
Donna C. Wells	$55,000	$320,006	$—	$375,006
(1)Scipio Maximus Carnecchia, a former director and our former Chief Executive Officer and a NEO, is not included in this table as he was an employee of the Company and therefore received no compensation for his service as a director. Mr. Carnecchia’s compensation is included in the “Summary Compensation Table” in the "Executive Compensation" section.
(2)Except as noted, this amount reflects an annual retainer of $50,000, which is paid on a quarterly basis. The amount for (a) Mr. Carter is prorated from December 1, 2023 through June 3, 2025 as Mr. Carter served as Executive Chair of the Company from January 23, 2023 through November 30, 2023 and as Interim Chief Executive Officer from June 4, 2024 through October 1, 2024, (b) Ms. Repo’ s compensation contains an additional $12,500 for her role as chair of the Audit Committee for fiscal 2024, (d) Ms. Stevenson’ s compensation contains an additional $7,500 for her role as chair of the Compensation Committee, and an additional $7,500 for her role as Lead Independent Director for part of fiscal 2024, (e) Ms. Wells contains an additional $5,000 for her role as chair of the Nomination and Corporate Governance Committee for fiscal 2024.
(3)Due to the delayed SEC filings in fiscal 2023, the Company was not able to grant equity to members of the Board. As such, the equity granted in fiscal 2024 included the grant that would have been made in fiscal 2023. The equity retainer for fiscal 2023 was an annual amount of $150,000 and was increased to $170,000 in fiscal 2024. As of September 30, 2024, our non-employee directors held restricted stock units for the following number of shares of our common stock: Mr. Carter—151,946; Mr. Gupta—45,154; Mr. Hale—117,545; Mr. Hansen—0; Ms. Repo—50,627; Ms. Stevenson—55,852; and Ms. Wells—52,472. As of September 30, 2024, Mr. Hale also held stock options to purchase 40,000 shares of our common stock.
(4)Mr. Hale opted not to stand for re-election and consequently his service on our Board will end at the 2025 Annual Meeting.
(5)Mr. Hansen opted not to stand for re-election at our 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and consequently his service on our Board ended at the 2023 Annual Meeting. Fees paid to him were for his Board service from October 1, 2024 through October 3, 2024.

Proposal No. 2
Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed the firm BDO USA, P.C. ("BDO") to serve as our independent registered public accounting firm for fiscal year 2025, which began October 1, 2024 and will end on September 30, 2025. The Audit Committee and the Board believe that the retention of BDO to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders. Although ratification is not legally required, Mitek is submitting the appointment of BDO to its stockholders for ratification as a matter of good corporate governance. In the event that our stockholders do not ratify this appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Representatives of BDO are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.
Independent Registered Public Accounting Firm Fee Information
The following table presents fees for professional audit services and other services provided to BDO for the fiscal years ended September 30, 2024 and 2023. All fees described below were approved by the Audit Committee.

	2024		2023
Audit Fees (1)	$5,479,600		$6,260,200
Audit-Related Fees(2)	227,990	0	247,949
Tax Fees(3)	—		—
All Other Fees(3)	—		—
Total Fees	$5,707,590		$6,508,149
(1)This category represents fees paid to BDO for (i) the audits of our annual financial statements for the fiscal year ended September 30, 2024 and 2023, included in our annual reports on Form 10-K for such periods; (ii) the review of our unaudited interim period financial statements for the fiscal years ended September 30, 2024 and 2023 included in our quarterly reports on Form 10-Q for such periods; (iii) the audits of our internal control over financial reporting as of September 30, 2024 and 2023; and (iv) the services that are normally provided by BDO in connection with statutory and regulatory filings or engagements.
(2)This category represents fees for assurance and related services that are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards.
(3)BDO did not provide any tax or other services during the period.
In our fiscal years ended September 30, 2024 and 2023, there were no other professional services provided by BDO, other than those described above, that would have required our audit committee to consider their compatibility with maintaining the independence of BDO.
Audit and Non-Audit Services Pre-Approval Policies and Procedures
All audit and non-audit services provided by BDO to the Company must be pre-approved by the Audit Committee. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by BDO. The Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by BDO during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided by BDO. The Audit

Proposal No. 2 - Ratification of Appointment of Independent Auditors
Committee reviews the update and approves the services outlined therein if such services are acceptable to the Audit Committee. To ensure prompt handling of unexpected matters, the Audit Committee delegates to the chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees. However, approval of such additional or amended services is not permitted if it would affect BDO’s independence under applicable SEC rules. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.
All fees paid to BDO for our fiscal years ended September 30, 2024 and 2023 were approved according to the procedures described above.
Required Vote
The ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending September 30, 2025 requires the affirmative “FOR” vote of the majority of shares of common stock present or represented by proxy and entitled to vote on the proposal.

The Board recommends a vote "FOR" the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending September 20, 2025.

Proposal No. 3
Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders approve, on a non-binding, advisory basis,(commonly called "say-on-pay"), the compensation of our named executive officers as described in this Proxy Statement. More detailed information is provided in the section titled “Compensation Discussion and Analysis,” beginning on page 34, including the compensation tables contained therein and any related narrative discussion contained in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
At our 2024 annual meeting of the shareholders held in September 2024, approximately 64% of the votes cast approved of our executive compensation program on an advisory basis. The Compensation Committee reviewed these voting results and, recognizing the importance of continuing to engage with stockholders to solicit feedback, engaged in significant outreach and engagement with stockholders for feedback on our executive compensation program. In furtherance of being responsive to stockholder feedback, the Compensation Committee also determined that there were opportunities to update the program to be responsive to investor guidelines and proxy advisory firm recommendations. Based on such input, the Compensation Committee made a number of changes to our fiscal 2025 compensation practices including: (i) an increased emphasis and weighting of at-risk performance based pay in our new Chief Executive Officer pay package; (ii) changing the operating income target metric to adjusted EBITDA target metric in our cash incentive program; (iii) modifying the revenue and adjusted EBITDA mix weighting from 70/30 to 50/50 in our cash incentive program, and (iv) increasing the potential increased payout under our performance based RSUs for over achievement from 33% to 100% but removing the ability to earn-back unvested rewards in subsequent periods based on cumulative achievements in our equity incentive program.
Our executive compensation program is designed to optimize our ability to attract, reward and retain the executive leadership required to execute our business strategy in direct alignment with the interests of our stockholders. This is accomplished through utilizing an appropriate, market competitive mix of short and long term compensation components that allow balanced leveraging of fixed and at-risk variable cash and equity compensation components. These components include annual base salaries, performance-based annual incentive plans along with inducement and ongoing time and performance-based equity grants. Compensation levels are determined and applied relative to location, role, level of contribution and related performance criteria. Under these programs, our executive officers are rewarded for the achievement of specific financial and business goals which are intended to result in increased stockholder value. Accordingly, Mitek triangulates compensation levels and mix at the time of hiring and on an ongoing basis based upon competitive market data, value of the role to the business, and relative individual performance contribution. Using both internal and external compensation data and advisory services to guide Mitek relative to the regulatory and competitive landscape of our competitive market and proxy peer groups within the technology sector to ensure alignment of compensation and rewards with our greatest opportunities and desired business outcomes. Please read the section below titled “Executive Compensation” for additional details about our executive compensation programs, including information regarding the 2024 fiscal year compensation of our named executive officers.
We believe that the compensation of our named executive officers for the 2024 fiscal year was appropriate and reasonable and that our compensation policies and procedures are sound and support the best interests of our company and our stockholders. Additionally, we believe that our compensation policies and procedures are effective in aligning the executives’ long-term interests with those of our stockholders.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Mitek Systems, Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy

Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, compensation tables and narrative discussion in the Proxy Statement.”
Required Vote
The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, requires the affirmative “FOR” vote of the majority of shares of common stock present or represented by proxy and entitled to vote on the proposal.
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.  As an advisory vote, the outcome of the vote on this proposal is not binding upon us.  However, the Board, with input from the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

The Board recommends a vote "FOR" the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

Audit Committee Report
The Audit Committee of the Board has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.
Remediation of Prior Year Material Weaknesses
We entered fiscal 2024 with ten material weaknesses that we previously identified and disclosed in our 2023 Annual Report on Form 10-K as well as in our Quarterly Reports on Form 10-Q for each interim period in fiscal 2024. During 2024 we implemented changes to improve our internal controls over financial reporting and remediated five material weaknesses, by:
a.Enhancing existing policies and procedures and implementing new tools to facilitate more efficient operations and improve the timely execution of key controls by company personnel;
b.Enhancing program change management, user access provisioning, and monitoring controls to ensure changes to key applications are appropriately reviewed and approved and to enforce appropriate systems access and segregation of duties;
c.Hired key positions within our accounting and tax function with relevant public company accounting, tax and financial reporting experience;
d.Designing and implementing a comprehensive checklist to review the accounting for business combinations, including accounting for transaction costs, deferred taxes and contingent consideration to ensure appropriate oversight and reviews;
e.Hiring personnel with global tax experience to ensure adequate review and oversight of certain inputs and assumptions that affect the consolidated tax accounts; and
f.Designing a comprehensive and continuous risk assessment process that identifies and assesses risks of material misstatement across the entity and helps ensure that related internal controls are properly designed and in place to respond to those risks in the Company’s financial statements and financial reporting.
Ongoing Remediation Efforts
We remain committed to our plan to remediate the remaining five material weaknesses. We have devoted, and will continue to devote, significant time and resources to enhance the design and implementation of our existing controls and procedures and to create new complementary and compensating controls as needed.
Considering the material weaknesses in the Company’s internal control over financial reporting, we performed additional procedures to ensure that our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2024 (the "2024 Form 10-K") were prepared in accordance with U.S. GAAP. Following such additional procedures, our management, including our CEO and CFO, has concluded that our consolidated financial statements present fairly, in all material respects, our financial position, results of operations and cash flows for the periods presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).
To some extent, the material weaknesses that we have already remediated are prerequisites to fully remediate the remaining material weaknesses. This is particularly true for the remediated material weakness that was related to effective information technology general controls. Ensuring that we have effective controls over logical access and program change management for certain key information systems used in the financial reporting process is a critical step to ensuring we can rely on the outputs and reporting that we obtain from those systems. Accordingly, management under the supervision and guidance of the Audit Committee, prioritized remediation activities to ensure we could fully remediate these material weaknesses. As noted earlier, the Audit Committee held 17 meetings during the year with management and the independent registered public accounting firm to receive updates and provide feedback on the ongoing remediation efforts.
Additionally, significant progress was made in remediating the remaining five material weaknesses reported in the 2024 Form 10-K. Each of these remaining material weaknesses is the result of an aggregation of individual control deficiencies and significant deficiencies. In order to fully remediate these deficiencies, we note that the controls need to be designed to operate at a sufficient level of precision and operating effectively for a sufficient period of time during the fiscal year. For more information regarding the Company’s internal controls over financial reporting, including these ongoing remediation efforts, please refer to Item 9A of the 2024 Form 10-K.
The remaining material weaknesses as disclosed in our 2024 Form 10-K are as follows:
1.Management did not maintain effective controls related to the financial statement close process to ensure the completeness and accuracy of certain amounts and disclosures, specifically related to balance sheet account reconciliations and the Company’s review and preparation of the consolidation and financial statements.
2.Management did not design and maintain effective controls to ensure proper revenue recognition, including the accounting review of customer contracts.
3.Management did not perform sufficient risk assessment procedures in order to design and implement effective controls, including consideration of improper segregation of duties, for substantially all of the Company's financial statement areas.
4.Management did not design or maintain controls to verify the completeness and accuracy of information used by control owners in the operation of controls across substantially all of the Company’s financial statement areas.
5.Management did not maintain sufficient evidence of the operation of certain management review controls and activity level controls across substantially all of the Company's financial statement areas.
See “Part II – Item 9A. Controls and Procedures” in the 2024 Form 10-K for more information related to material weaknesses identified within our control environment and remediation activities that were taken through September 30, 2024.
Since September 30, 2024, management, under the direction and guidance of the Audit Committee, has continued to progress in the remediation of the outstanding material weakness. The activities included:
•With respect to material weaknesses 1, 3, 4 and 5, we have already designed and implemented controls that we believe will be effective in addressing many of the underlying deficiencies. We are in the process of finalizing the design and implementation of the remaining controls, updating our risk assessment as well as reviewing existing controls and frameworks to adjust for operational improvements that have already been made in fiscal 2025. Once complete, we will begin testing the operating effectiveness of these controls. If the operating effectiveness testing is successful, we believe we will be able to remediate these four material weaknesses with an effective date of September 30, 2025 and report such in our next Annual Report on Form 10-K to be filed in December 2025.
•For material weakness #2 related to revenue recognition, during fiscal 2024 we have redesigned the order to cash workflow for review of customer agreements to ensure transactions are reviewed and approved by the revenue team before agreements are signed. For significant transactions , we have implemented an ASC 606 review checklist to ensure all key items are being considered and evaluated for proper revenue recognition. Additionally, the Company has recently initiated a cross-functional task force including sales, legal, deal desk and revenue teams to help streamline the contract review process.
•We also intend to deploy revenue recognition software tools to enhance our operations and controls. We are implementing changes in fiscal 2025 but do not expect these to be designed and operating at an appropriate level of precision with an effective date such that they will be operating for a long enough period of time in fiscal 2025 to be able to show remediation. If the operating effectiveness testing is successful in fiscal 2026, we believe we will be able to remediate this material weakness in fiscal 2026.
Audit Committee Report
As described in its charter, the Audit Committee meets with the independent auditors and our officers or other personnel responsible for our financial reports. The Audit Committee is responsible for reviewing with the auditors the scope and the results of the audit. The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Among other matters, the Audit Committee considers and selects a certified public accounting firm as our independent auditor. The Audit Committee held 17 meetings during the 2024 fiscal year.
In accordance with rules adopted by the SEC, the Audit Committee states that:

•The Audit Committee has reviewed and discussed with management our audited financial statements for the 2024 fiscal year
•The Audit Committee has discussed with BDO, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
•The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed with BDO its independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for filing with the SEC.
Audit Committee
James D. Fay
Rahul Gupta
James C. Hale
Susan J. Repo
Kimberly S. Stevenson
This foregoing Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

Executive Compensation
Information Regarding our Executive Officers
The following table sets forth the names, ages as of January 17, 2025, and certain other information for each of our current executive officers:

Name	Age	Position
Edward H. West	58	Chief Executive Officer and Director of the Board
David Lyle	60	Chief Financial Officer
Jason L. Gray	54	Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
Michael E. Diamond	60	Senior Vice President, Deposit Solutions
Christopher Briggs	55	Chief Product Officer
Mr. West. Mr. West has served as the Chief Executive Officer and Director since October 2024. From 2018 to 2021, Mr. West- served as President and Chief Executive Officer of Cardtronics plc (2018 to 2021), which, prior to its acquisition by NCR Corporation in June 2021, was the largest owner and operator of non-bank ATMs in the world. During his time at Cardtronics, Mr. West also served as Executive Vice President, Chief Operating Officer, and Chief Financial Officer (2016 to 2017). Mr. West has more than 25 years of executive experience, including as President and Chief Executive Officer of Education Management Corp., Chairman and Chief Executive Officer of ICG Commerce, a subsidiary of Internet Capital Group, and Executive Vice President and Chief Financial Officer of Delta Air Lines, Inc. Mr. West holds a bachelor of science in business administration with an emphasis on finance from Emory University.
David Lyle. Mr. Lyle has served as our Chief Financial Officer since January 2024. Prior to joining Mitek, Mr. Lyle was most recently the Chief Financial Officer of Surgalign Holdings, Inc., operating as Surgalign Spine Technologies, Inc. (formerly NASDAQ: SRGA), from March 2022 to October 2023. Prior to joining Surgalign, he was Chief Financial Officer of Airgain, Inc. (NASDAQ: AIRG), from 2020 to 2022. Before joining Airgain, Mr. Lyle was the Chief Financial Officer of Sunniva, Inc. (formerly CSE: SNN, OTCQB: SNNVF) in 2019, and before Sunniva, he was Chief Financial Officer at Maxwell Technologies, Inc. (formerly NASDAQ: MXWL) from 2015 until its acquisition by Tesla in 2019. Mr. Lyle also served as the Chief Financial Officer of Entropic Communications, Inc. (formerly NASDAQ: ENTR), from 2007, until it was acquired in 2015 by MaxLinear. Prior to joining Entropic, he served as the Chief Financial Officer of RF Magic, acquired by Entropic in 2007; Zyray Wireless, acquired by Broadcom in 2004; and Mobilian, acquired by Intel in 2003. Early in his career he served in corporate finance positions at large global companies, including Intel (NASDAQ: INTC) and Broadcom (NASDAQ: BRCM). Mr. Lyle holds a bachelor of science in business administration from the University of Southern California, a master of international management from the Thunderbird School of Global Management, and a master of business administration from Arizona State University.
Jason L. Gray. Mr. Gray has served as our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary since January 2023. He previously served as our Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary from November 2018 to March 2022 and as our Chief Administrative Officer, General Counsel, and Corporate Secretary from March 2016 to November 2018. Prior to joining Mitek, in July 2014 Mr. Gray founded and ran Gradient Legal, Inc., a provider of outsourced general counsel services to small and mid-market technology companies and advisory services to private equity and venture capital funds. From May 2013 through July 2014, Mr. Gray was a Senior Vice President and General Counsel for Accelerys, Inc., a publicly traded software company that was sold to Dassault Systems in 2014. From November 2002 until May 2013, Mr. Gray was the Senior Vice President of Strategic Development and General Counsel for Mitchell International. From 1999 through November 2002, Mr. Gray was a Vice President and General Counsel for Netratings, Inc. From 1997 through 1999 Mr. Gray was an attorney with Wilson, Sonsini, Goodrich & Rosati. Mr. Gray currently serves on the board of directors of OneLegacy. Mr. Gray received his juris doctorate from the University of Michigan Law School in 1995 and bachelor's degrees in economics and German from Andrews University in 1992.
Michael E. Diamond.  Mr. Diamond has served as our Senior Vice President, Deposit Solutions since January 2016 and previously served as our Chief Revenue Officer from September 2013 to January 2016 and as our Senior Vice President, Sales and Business Development from June 2012 to September 2013. Prior to joining Mitek, from March 2008 to June 2012, Mr. Diamond served as Senior Vice President, Business Development, at Obopay Corporation, a global mobile payments company. From July 2004 to March 2008, he served as a Business Unit Executive at IBM Corporation. From January 2001 to July 2004, Mr. Diamond served as Vice President, Business and Corporate Development, at Alphablox Corporation, a provider of software for web-based enterprise analytics, and was directly involved in shaping and driving Alphablox’s acquisition by IBM Corporation. From November 1999 to January 2001, Mr. Diamond served in various roles, including Senior Vice President Business Development/General Manager, Latin America and Japan, at S1 Corporation, an online financial services technology provider. From March 1996 to November 1999, Mr. Diamond served in various management roles, including as Director, Channel Sales, at Edify Corporation, a provider of interactive voice response and online financial services software. Mr. Diamond earned a B.B.A. with an emphasis in international business from St. Norbert College.
Christopher Briggs. Mr. Briggs has served as our Chief Product Officer since April 2022. Prior to joining Mitek, from April 2021 to April 2022, Mr. Briggs served as Chief Product Officer at Airside, an identity verification company focused on the travel industry. From July 2015 to October 2020, Mr. Briggs served in a number of roles including Head of Product, Chief Marketing Officer, and Vice President of Strategy at Equifax, a global data, analytics and technology company. From January 2007 to May 2015, Mr. Briggs served as Senior Director and subsequently Vice President of Product Management at Experian, a multinational data analytics and consumer credit reporting company. Mr. Briggs has been a professor at Seneca College since May 2021, teaching product management and marketing courses. Mr. Briggs has been a Thought Leader on the Forbes Technology Council since May 2023. Mr. Briggs earned his bachelor’s degree in policy studies and Spanish from Rice University and a master of business administration from the University of Virginia.
None of our executive officers have any family relationships with any of our other executive officers or directors. Mr. Lyle served as the Chief Financial Officer of Surgalign Holdings, Inc., operating as Surgalign Spine Technologies, Inc. (formerly NASDAQ: SRGA), from March 2022 to December 2023 and on June 19, 2023, Surgalign commenced voluntary proceedings under chapter 11 of the United States Bankruptcy Code. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers (“NEOs”) for the fiscal year ended September 30, 2024 should be read together with the compensation tables and related disclosures set forth below.
Company Highlights
For the fiscal year ended September 30, 2024, we continued our efforts to increase our top-line performance and cash flows. Our 2024 fiscal year highlights include:
•Revenues for the twelve months ended September 30, 2024 were $172.1 million compared to revenues of $172.6 million for the twelve months ended September 30, 2023.
•Net income was $3.3 million, or $0.07 per diluted share, for the twelve months ended September 30, 2024, compared to a net income of $8.0 million, or $0.17 per diluted share, for the twelve months ended September 30, 2023.
•Cash provided by operating activities was $31.7 million for the twelve months ended September 30, 2024, compared to $31.6 million for the twelve months ended September 30, 2023.
•During fiscal 2024 the total number of financial institutions licensing our technology continued to exceed 7,900.
•We added new patents to our portfolio during fiscal year 2024, bringing our total number of issued patents to 107 as of September 30, 2024. In addition, we had 20 patent applications outstanding as of September 30, 2024.
Consideration of 2024 Stockholder Advisory Vote
At our 2024 Annual Meeting of stockholders (held September 20, 2024), our stockholders cast an advisory vote on the Company’s executive compensation decisions and policies, as disclosed in the proxy statement issued by the Company in August 2024, pursuant to Item 402 of Regulation S-K (commonly known as the “say-on-pay vote”). Our stockholders approved the compensation of our executive officers, with approximately 64% of the votes were cast in favor of the say-on-pay proposal. Due to delays in the filing of certain quarterly and annual reports with the SEC, our 2024 Annual Meeting was not held until near the end of our 2024 fiscal year. Consequently, we were not able to evaluate the say-on-pay vote results with respect to our 2024 compensation practices, but we did consider them in setting our 2025 compensation.
During our 2024 fiscal year, our CEO, CFO, and Chair of the Board routinely met with our stockholders (representing approximately 30% of our outstanding common stock) to obtain their input and feedback and to the extent questions or concerns were raised regarding the Company’s executive compensation practices these stockholders were offered the opportunity to meet with our Compensation Committee Chairperson. In addition, as we commenced our 2025 compensation planning, we affirmatively reached out to our top 25 stockholders (representing approximately 55% of our outstanding common stock) to solicit their input on our compensation practices and to offer the opportunity to meet with our Compensation Committee Chairperson. Resultantly, four stockholders requested and held meetings with our Compensation Chair. The stockholders generally indicated strong support for our compensation philosophy and practices but specifically requested: (i) more weight be assigned to the operating income element of our annual cash incentive (having previously moved from a mix of 80% revenue and 20% operating margin to 70% revenue and 30% operating income based on stockholder input following our 2023 Annual Meeting); and (ii) that we consider increasing the percentage of at-risk and performance based pay when hiring our next Chief Executive Officer.
Based on such input, the Compensation Committee decided to retain the general framework and criteria of our executive compensation program for fiscal 2025 but made a number of changes based on such stockholder feedback. This feedback resulted in a number of changes to our incentive programs for fiscal 2025 including: (i) an increased emphasis and weighting of at-risk performance based pay in our new Chief Executive Officer pay package; (ii) changing the operating income target metric to adjusted EBITDA target metric in our cash incentive program (as management felt this metric was more appropriate for monitoring and driving performance and provides an easier metric for our stockholders to consume); (iii) modifying the revenue and adjusted EBITDA mix weighting from 70/30 to 50/50 in our cash incentive program, and (iv) increasing the potential increased payout under our performance based RSUs for over achievement from 33% to 100% but removing the ability to earn-back unvested rewards in subsequent periods based on cumulative achievements in our equity incentive program.

As always, we are mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial, operational and strategic goals, as well as stockholder returns and these changes to our cash Incentive and performance based equity programs were designed to align with this philosophy.
The Compensation Committee will continue to review the results of future advisory say on pay votes and will consider stockholder concerns in future determinations regarding the compensation of our NEOs and governance practices. The Compensation Committee intends to again proactively request meetings with our 25 largest stockholders (representing approximately 55% of our outstanding common stock) prior to setting our NEO compensation for our 2026 fiscal year.
Named Executive Officers
Our NEOs for the fiscal year ended September 30, 2024 consist of the following individuals:

•Scipio "Max" Carnecchia, our former Chief Executive Officer;
•Scott Carter, our current non-Executive Chair (and former Interim Chief Executive Officer and Executive Chair of the Board);(1)
•David Lyle, our Chief Financial Officer;
•Fuad Ahmad, our former Interim Chief Financial Officer;(2)
•Jason Gray, our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary;
•Michael E. Diamond, our Senior Vice President, Deposit Solutions; and
•Christopher Briggs, our Chief Product Officer.

(1)Mr. Carter voluntarily resigned from his position as Executive Chair on December 1, 2023 but remained as the Chair of the Board until June 2024, at which point he was appointed Interim Chief Executive Officer and Executive Chair of the Board. Mr. Carter voluntarily resigned his position as Interim Chief Executive Officer and Executive Chair of the Board when the Company hired Edward West as Chief Executive Officer on October 1, 2024 but remained on the Board as our non-Executive Chair. Mr. Carter did not receive any severance pay in connection with these previous resignations. In connection with his Interim CEO role, Mr. Carter was not eligible to participate in the Company’s Cash Incentive Program and is not eligible for severance pay.
(2)Mr. Ahmad concluded his contract as Interim CFO as of January 2, 2024, and remained with the Company until June 8, 2024 to ensure a successful transition to David Lyle, the Company’s new CFO. As Mr. Ahmad was a contract employee and he was not eligible for, nor did he receive any severance payment.
Compensation Philosophy and Objectives
Our compensation philosophy is built upon the principles of pay for performance accountability and shared alignment with the long-term interests of our stockholders. We believe that every aspect of our compensation programs, including the mix of short-term and long-term cash and equity incentive awards, should enhance our ability to maximize stockholder value over time. Our specific objectives consistent with that philosophy are:
•to align our executive officers’ compensation with our business objectives and the interests of our stockholders;
•to foster a goal-oriented, highly motivated management team whose participants have a clear understanding of our business objectives and shared corporate values; and
•to enable us to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment.
To meet these objectives the Compensation Committee has designed a compensation program that combines “fixed” forms of compensation including base salaries and certain other benefits with “at-risk” forms of compensation including performance-based annual incentives and long-term equity incentive awards. At-risk forms of compensation are based upon the achievement of corporate and individual goals established by the Compensation Committee and include a mix of revenue, profitability metrics, and relative stock performance. While our objectives guide the development of our compensation programs, we may alter our programs and practices according to our evolving needs within the constraints of any agreements in place with individual employees.
Process for Establishing Compensation
Role of the Compensation Committee and Executive Officers

The current members of the Compensation Committee are Ms. Stevenson and Messrs. Gupta and Hale. Ms. Stevenson serves as chairperson of the Compensation Committee. Each of these individuals qualifies as (i) an “independent director” under the requirements of Nasdaq listing rules, (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. The Compensation Committee is responsible for monitoring the performance and compensation of our NEOs, reviewing compensation plans and administering our incentive plans.
The Compensation Committee operates under a written charter and is responsible for annually recommending, reviewing and approving (or recommending to the Board for approval) the amount and form of compensation of our CEO and our other executive officers. In so doing, the Compensation Committee considers recommendations from our CEO in determining executive compensation. Specifically, our CEO recommends base salary increases, annual cash incentive opportunities, and equity award levels for executives other than himself and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. The Compensation Committee has, and exercises, the ability to materially increase or decrease the compensation amounts recommended by our CEO. Our CEO is also involved in our executive compensation process by providing input on the performance criteria applicable to other executives. Our Compensation Committee meets in executive session, with our CEO not in attendance, where his performance is reviewed and resulting decisions are made regarding compensation. Under Delaware law and the Amended and Restated 2020 Incentive Plan of the Company (the “Plan”), the Compensation Committee may delegate all or a portion of its authority under the Plan to one or more executive officers of the Company, except with respect to grants of awards under the plan to persons who are non-employee directors of the Company or who are subject to Section 16 of the Exchange Act. The Compensation Committee has delegated certain authority to the CEO with respect to such awards not involving executive officers.
The Compensation Committee also considers the input of our external compensation consultant. For the 2024 fiscal year, the Compensation Committee selected the consulting firm Frederic W. Cook & Company, Inc. (“F.W. Cook” or the “Compensation Consultant”) as our Compensation Consultant (see “Role of the Compensation Consultant” for additional information on our Compensation Consultant). The Compensation Committee has again engaged F.W. Cook as our compensation consultant for fiscal year 2025. Although the Compensation Committee considers the input of our CEO and Compensation Consultant, it is not bound by such recommendations. The Compensation Committee’s determinations with respect to the compensation of the CEO and other NEOs are submitted to the full Board for final approval.
Role of the Compensation Consultant
The Compensation Committee has assessed the independence of the Compensation Consultant and determined that no conflict of interest exists under the rules established by the SEC. The Compensation Committee reviews the independence of its advisors annually.
In designing compensation programs and determining compensation levels for our NEOs for the 2024 fiscal year, the Compensation Committee retained the services of the Compensation Consultant to formulate a report and make recommendations regarding our compensation programs and executive compensation levels. The Chairperson of the Compensation Committee worked directly with the Compensation Consultant to determine the scope of the work needed to advise the Compensation Committee in its decision-making processes. The Compensation Consultant provided the Compensation Committee with benchmark comparative data for our NEOs with respect to base salaries, target and actual total cash compensation levels, long-term incentive values, and total direct compensation.
In making compensation decisions for the 2024 fiscal year, the Compensation Committee compared each element of total direct compensation against a peer group of 14 publicly traded, technology companies with an emphasis on application software companies as well as internet services and infrastructure companies with which the Compensation Committee believes we compete for executive talent. We collectively refer to this group as the “Compensation Peer Group.” The pay data for this group was analyzed by the Compensation Consultant using each company’s recent public filings. This Compensation Peer Group was used, when available, for our NEOs. We generally select Compensation Peer Group companies with broadly similar revenues and 12-month trailing market capitalizations. For the fiscal year 2024, the specific criteria utilized were: (i) annual revenues between $96 million and $317 million; (ii) market capitalizations between $208 million to $1.76 billion; (iii) headquartered in major metropolitan areas (reflecting similar cost of living as the Company); and (iv) with broadly similar equity valuation relative to revenues. The following is a list of the 14 companies comprising our Compensation Peer Group (the “Compensation Peer Group”) for the 2024 fiscal year:

A10 Networks, Inc.	Domo, Inc.	OneSpan, Inc.
Agilysys, Inc.	eGain Corporation	PROS Holdings, Inc.
American Software, Inc.	LiveVox, Inc.	Upland Software, Inc.
Asure Software, Inc.	Model N, Inc.	Veritone, Inc.
Brightcove, Inc.	ON24, Inc.
Changes from the prior year Compensation Peer Group include the addition of Domo, Inc., LiveVox, Inc. and PROS Holdings, Inc., and the elimination of Benefitfocus, ChannelAdvisor Corp. and Viant Technology, Inc. due to acquisitions and size.
The Compensation Committee used the peer group data provided by the Compensation Consultant to make an initial determination of the competitiveness of total direct compensation for each executive. Our Compensation Committee makes adjustments, down or up, from such market-based information based on its assessment of contribution and retention risk for each executive. This data is supplemented by reviewing relevant compensation survey data, namely that of AON/Radford’s Technology Benchmark Survey.
Components of Executive Compensation
The Company’s executive compensation program consists of the following elements:
•base salary;
•annual cash incentives;
•equity-based incentives;
•other benefits; and
•severance and change of control plans.
Reflective of our compensation philosophy and retention strategy, we routinely enter into terms of employment and separation agreements with key executives that contain the following elements:
•Agreements do not contain multi-year guarantee provisions for salary increases, non-performance-based bonuses, or equity compensation
•Agreements provide for change-in-control payments only in the event of loss of job or substantial diminution of job duties
•Agreements do not provide for change-in-control cash payments that exceed 3 times base salary plus target/average/most recent bonus (or that include equity gains or other pay elements)
•Agreements do not provide for an excise tax gross-up or modified gross-up
•Agreements do not contain broad change in control definitions which could result in payments to executives without an actual change in control occurring
•Severance agreements do not provide for a "good reason" severance definition that is triggered by company bankruptcy or other actions indicative of performance failures
Base Salary
We provide a base salary to our NEOs to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salaries will typically reflect the experience, skills, knowledge and responsibilities of each named executive officer in keeping with competitive market practice.
The initial base salaries of our executive officers are established through arm’s length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience and prior salary level. Thereafter, salary reviews are typically performed annually in conjunction with performance reviews. As necessary or appropriate, the Compensation Committee reviews and recommends adjustments to the base salaries of our executive officers to the Board.
The Compensation Committee typically targets NEOs’ salaries at the median level of salaries of executives with similar roles at comparable companies, however other factors may lead to salaries that are higher or lower than the median. The Compensation Committee believes that the median for base salaries is generally the minimum cash compensation level that would allow us to attract and retain talented executives.

For fiscal year 2024, Messrs. Diamond and Briggs received increases of approximately 7.1% and 3.1%, respectively, of their base salaries consistent with market trends and practices. The following table summarizes the base salaries of our NEOs for the fiscal years ending September 30, 2023 and September 30, 2024:

Named Executive Officer	2023 Base Salary	Increase for 2024	2024 Base Salary
Scipio "Max" Carnecchia	$475,000	—%	$475,000
Scott Carter	N/A	N/A	N/A	(1)
David Lyle	N/A	N/A	$425,000
Fuad Ahmad	N/A	N/A	N/A	(2)
Jason Gray	N/A	N/A	$400,000	(3)
Michael E. Diamond	$350,000	7.1%	$375,000
Christopher Briggs	$325,000	3.1%	$335,000
(1)Mr. Carter served as Executive Chair of the Board from January 24, 2023 through December 1, 2023 and was paid a monthly salary of $65,000. Mr. Carter was subsequently appointed as interim Chief Executive Officer on June 1, 2024 and was paid a monthly salary of $85,000.
(2)Mr. Ahmad, who served as our Interim Chief Financial Officer, was paid an hourly rate as an outside consultant and was not eligible to receive any bonus, cash incentive, equity grants, or severance pay. Actual fees paid for Mr. Ahmad’s services for the period of January 12, 2023, through September 30, 2023, were $1,156,383. Mr. Ahmad concluded his contract as Interim CFO on January 2, 2024 following the appointment of our new Chief Financial Officer but continued to be a consultant to the Company until June 8, 2024. As Mr. Ahmad was a contract employee, he was not eligible for, and did not receive, any severance pay.
(3)Mr. Gray, who served as our Interim Chief Legal Officer from January 19, 2023 through December 9, 2023 was paid a monthly salary of $65,000 and did not receive equity awards. On December 10, 2023, Mr. Gray was appointed as our Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary and received his 2023 monthly salary of $65,000 through December 31, 2023. Starting January 1, 2024, Mr. Gray's base salary became $400,000.
Annual Cash Incentive
Our annual cash incentive plan is one of the key components of the “at-risk” compensation we offer to our executives. We utilize our annual cash incentive plan to reward performance achievements with a time horizon of one year or less. Our plan is intended to motivate and reward our executives for their annual contributions which support meeting our longer-term corporate financial and strategic goals aligned with the interests of our stockholders.
In developing our annual cash incentive plan, the Compensation Committee sets targets which it believes reflect the business opportunity within our industry and are consistent with achieving our short and long-term goals. The target achievement levels are based on the Board-approved operating plan, which reflects the Company’s target performance for the upcoming fiscal year and are calibrated such that they are challenging enough to require strong and consistent efforts by the executives in order to be achieved.
Based upon the recommendation of the Compensation Committee, the Board approved the Company’s executive annual cash incentive program for the fiscal year ended September 30, 2024 (the “2024 Annual Cash Incentive Plan”). Pursuant to the terms of the 2024 Annual Cash Incentive Plan, the Company’s executives were eligible to receive annual cash incentives based upon the achievement of certain corporate goals during the 2024 fiscal year.
The Compensation Committee reviewed each executive’s target as a percentage of their base salary. As part of this review, the target for our CEO remained at 120% of his annualized salary, the target for our Chief Financial Officer was set at 65% of his annualized salary, the target for our Chief Legal Officer was set at 60% of his annualized salary, and the targets for our Senior Vice President, Deposit Solutions and Chief Product Officer remained at 50% of their respective annualized salaries. For participants who are director-level and above, 70% of the target annual cash incentive is based upon achievement of the revenue component of the 2024 Annual Cash Incentive Plan (with either (i) the full 70% based upon the primary business area or (ii) 55% and 15% based upon the primary and secondary business areas, respectively) and the remaining 30% is based upon achievement of the non-GAAP operating income1 component of the 2024 Annual Cash Incentive Plan, subject to additiona
1 The proportion of non-GAAP operating income as a percentage of GAAP revenue for the applicable fiscal year. Non-GAAP operating income is defined as GAAP operating income excluding the impact of amortization of acquisition-related intangibles, net changes in estimated fair value of acquisition-related contingent consideration, intellectual property and other legal costs, executive transition costs, stock-based compensation expense, non-recurring audit fees, enterprise risk, portfolio positioning and other related costs, and restructuring costs.

l limitations, as set forth in the 2024 Annual Cash Incentive Plan. The maximum annual cash incentive payable to each executive under the 2024 Annual Cash Incentive Plan was 200% of their respective targets.
Following the end of the 2024 fiscal year, the Compensation Committee assessed the Company’s performance against the established corporate performance components set forth in the Company’s 2024 Annual Cash Incentive Plan (as described above). The assessment showed that 90% of the target revenue had been achieved by the core identity business area, 97% of the target revenue had been achieved by the deposits business area, and 80% of the target non-GAAP operating margin had been achieved. As noted in the table below, this performance resulted in actual payout percentages of (i) 62% of target for Mr. Gray, Mr. Briggs and Mr. Lyle (whose payout reflects a pro-ration based on Mr. Lyle's start date with the Company), and (ii) 71% in the case of Mr. Diamond.
The Compensation Committee awarded the following annual cash incentive amounts which were paid in the fourth calendar quarter of 2024:

Named Executive Officer	2024 Annual Cash Incentive Target (as a percentage of base salary)	2024 Annual Cash Incentive Target (base * target %) (1)	2024 Actual Annual Cash Incentive(2)
Scipio "Max" Carnecchia	120%	$570,000	$380,000
Scott Carter(3)	N/A	N/A	N/A
David Lyle	65%	$276,250	$128,456
Fuad Ahmad(4)	N/A	N/A	N/A
Jason Gray	60%	$240,000	$148,800
Michael E. Diamond	50%	$187,500	$132,375
Christopher Briggs	50%	$167,500	$103,850
(1)Reflects the annualized 2024 Annual Cash Incentive Plan target of the named executive officer.
(2)Mr. Carnecchia's 2024 Annual Cash Incentive was pro-rated and paid with his severance in accordance with the terms of his Employment Agreement which is included in "All Other Compensation" in the Summary Compensation Table below.
(3)Mr. Carter’s compensation for serving as the Executive Chair of the Board during fiscal 2024 was set in the form of a base salary and an equity grant and Mr. Carter was not eligible for nor included in the 2024 Annual Cash Incentive Plan.
(4)Mr. Ahmad, an outside consultant, served as an interim CFO until his contract concluded on January 2, 2024 when we hired our permanent CFO (though Mr. Ahmad continued to consult for the Company until June 8 2024 to ensure a successful transition). Mr. Ahmad was paid on an hourly basis and was not eligible to participate, nor included, in the 2024 Annual Cash Incentive Plan.
Equity-Based Incentives
Our long-term equity incentives are another key component of our “at-risk” compensation and are intended to reward longer-term performance and further align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our executive officers through the use of equity incentives.
Other than our initial equity grants to our new Chief Executive Officer as described herein (which were 80% performance-based and 20% time-based), the Company’s current equity-based incentive practice is to grant a combination of time-based RSUs and performance-based RSUs (“PSUs”) to its executives with 50% of the grant value designated as RSUs and 50% of the grant value designated as PSUs. Equity incentives are granted to our executive officers under the Mitek Systems, Inc. Amended and Restated 2020 Incentive Plan (the “2020 Plan”). RSUs granted under the 2020 Plan may be issued in consideration of the recipient’s past or future services performed for the Company. RSUs generally vest over a period of four years from the date of grant and PSU’s generally vest in annual installments over a period of three years from the date of grant (each such year, a “Performance Period”) if the Company meets annual performance criteria for the applicable Performance Period. The annual performance criteria for each annual Performance Period are tied to whether the percentage increase in the value of our common stock meets or exceeds the percentage increase in the value of the Russell 2000 Index during such Performance Period. In order to make a determination as to whether the annual performance criteria are met, the Company reviews a hypothetical investment in both our common stock and the Russell 2000 Index with a purchase price equal to the average closing price of each for the 20-trading days immediately preceding the start of the applicable Performance Period. At the end of the applicable Performance Period, the value of the hypothetical investment is determined by assuming the sale of each based on the average closing price of each from the immediately preceding 20-

trading days. The percentage change is determined by comparing the increase in value to the starting investment. For PSU grants prior to our 2025 fiscal year, a portion of the PSUs may vest during a later Performance Period based on cumulative performance measured over the current and all previous Performance Periods ; however, this feature was eliminated from our program for the 2025 fiscal year.
Typically, the size and form of the initial equity awards for our executive officers are established through arm’s length negotiation at the time the individual executive officer is hired. In order to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, the Compensation Committee considers, among other things, the prospective role and responsibility, the competitive market for similar positions, and the amount of equity-based compensation which may have been forfeited by the executive officer at his or her former employer. Thereafter, the Compensation Committee reviews the equity holdings of our executive officers annually and recommends to the Board the grant of equity awards.
The following table sets forth the number of equity awards granted during the fiscal year ended September 30, 2024:

Named Executive Officer	Restricted Stock Units(1)	Performance-based Restricted Stock Units(2)
Scipio "Max" Carnecchia	88,106	117,472
Scott Carter(3)	40,355	40,355
David Lyle	58,185	77,386
Fuad Ahmad(4)	—	—
Jason Gray	69,125	91,936
Michael E. Diamond	35,243	46,873
Christopher Briggs	28,635	38,084
(1)The RSUs will vest over a period of four years with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, subject to the holder’s continued service to the Company through each vesting date.
(2)The PSUs will vest in equal annual installments over a period of three years from the date of grant should certain performance metrics be achieved during the applicable Performance Period, subject to the holder’s continued service to the Company through each vesting date. Note: target amounts for these awards are 33% less as these unit amounts reflect the number of units which could vest based on over achievement of the target performance metrics.
(3)In connection with his role as Interim Chief Executive Officer, Mr. Carter was granted RSUs that will vest over a period of one year and PSUs that will vest over a period of one year, subject to achieving performance targets.
(4)Mr. Ahmad, an outside consultant, served as our interim Chief Financial Officer on a contract basis. As a consultant he was paid on an hourly basis and was not eligible for, and did not receive, any equity grants.
Other Benefits
We maintain a 401(k) plan that allows participating employees to contribute a percentage of their salary on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Service Code and subject to annual limits. The Company made matching contributions to the plan for the previous five years ending December 31st. The Company made matching contributions to the plan for the calendar year ended December 31, 2024.
In addition, we provide health, dental, vision and life and long-term disability insurance benefits to all full-time employees, including our NEOs. We believe these benefits are competitive with the benefits of companies with which we compete for employees.
Severance and Change of Control Plans
The Compensation Committee provides our executives with severance and change of control protection when it determines that such protection is necessary to attract or retain an executive. Under the terms of their respective executive severance and change of control plans, each named executive officer is entitled to receive certain severance payments and benefits in the event that he is involuntarily terminated without cause or resigns for good reason and/or is terminated in connection with a change of control of the Company, subject in all cases to certain conditions. The severance payments and benefits that are payable under these plans are further described below in the section entitled “Potential Payments Upon Termination or Change of Control.”

Executive Compensation for the 2025 Fiscal Year
2025 Target Pay Mix
The chart below demonstrates our commitment to paying for performance, with a significant emphasis and weighting on at-risk forms of compensation. For 2025, 76% of our CEO’s target compensation and, on average, 45% of our other NEOs’ target compensation is based on Company and/or stock performance. Resultantly, base salaries comprise a relatively small portion of our NEOs’ compensation.
New CEO Compensation Package. Our new Chief Executive Officer, Edward H. West, was appointed at the start of our 2025 fiscal year (October 1, 2024). In setting Mr. West's compensation package, the Compensation Committee, mindful of recent stockholder input on compensation matters, worked closely with our Compensation Consultant to craft a package that was weighted heavily toward at-risk pay for performance components designed to build stockholder value. Mr. West's base salary was set at $500,000 with a target annual cash incentive (based achievement by the Company of its revenue goals (50%) and adjusted EBITDA goals (50%)). Mr. West was also provided with a cash sign-on bonus of $250,000 that is subject to repayment under certain conditions related to continued employment. In addition, Mr. West was provided with long term equity incentives totaling $8,000,000, the components of which were heavily weighted towards performance with vesting of 80% of the at-target value in the form of performance-vesting restricted stock units and the remaining 20% in the form of service-based restricted stock units. For the performance-vesting restricted stock units, (i) 75% of such awards will vest, if at all, based upon the achievement of target-level stock price performance goals as compared to the Russell 2000 (with at-target vesting requiring the Company's stock price performance to equal or exceed the performance of the Russell 2000); and (ii) the remaining 25% of such awards will vest, if at all, upon the achievement of specific stock price performance goals with the at-target performance vesting requirement of increasing the price of the Company's common stock by 100% from the price of such stock on the date the equity was granted (which the Board, based on historical performance data, determined would exceed the past performance of the Russell 2000 and provide an aggressive performance target). In addition, the performance-vesting restricted stock units representing 25% of the performance awards require Mr. West to forfeit and/or return any such shares (including fully vested shares), if Mr. West's employment with the Company is terminated prior to October 1,2027 by the Company for Cause or through Mr. West's voluntary resignation (other than with good reason). The service based restricted stock units vest in equal annual installments over a four-year period based on continued service to the Company. The above is a summary of Mr. West's compensation for explanatory purposes and complete details of Mr. West's compensation are set forth below and in his Executive Employment Agreement filed as Exhibit 10.1 to our Form 8-K filed on October 1, 2024 with the Securities and Exchange Commission.
Base Salary. Based on input from the Compensation Consultant relative to competitive market levels, the Compensation Committee recommended the base salaries of Messrs. Lyle, Gray, Diamond, and Briggs remained unchanged from their 2024 levels as this component of compensation was deemed appropriate. The following table summarizes the base salaries of our NEOs for the fiscal years ending September 30, 2024 and 2025 and for our new CEO for the fiscal year ending September 30, 2025:

Named Executive Officer	2024 Base Salary		Increase for 2025	2025 Base Salary(1)
Edward H. West	N/A	(2)	N/A	$500,000
David Lyle	$425,000		—%	$425,000
Jason Gray	$400,000		—%	$400,000
Michael E. Diamond	$375,000		—%	$375,000
Christopher Briggs	$335,000		—%	$335,000
(1)These base salaries were effective beginning January 1, 2025.
(2)Mr. West was hired on October 1, 2024.
Annual Cash Incentive. In January 2025, the Board, based upon the recommendation of the Compensation Committee, approved the Company’s annual cash incentive program for the fiscal year ending September 30, 2025 (the “2025 Annual Cash Incentive Plan”). Pursuant to the terms of the 2025 Annual Cash Incentive Plan, the Company’s executive officers will be eligible to receive cash incentives based upon the achievement of certain corporate and individual performance goals during the 2025 fiscal year. These incentives are designed to attract, motivate, retain and reward the Company’s executives. Under the 2025 Annual Cash Incentive Plan, our Chief Executive Officer has a bonus target equal to 100% of his annualized salary (reduced from 120% from our 2024 Annual Cash Incentive Plan); our permanent Chief Financial Officer hired in January of 2024 has a bonus target equal to 65% of his annualized salary; our Chief Legal Officer has a target equal to 60% of his annualized salary; and our Senior Vice President, Deposit Solutions and Chief Product Officer have bonus targets equal to 50% of their annualized salaries (also unchanged from our 2024 Annual Cash Incentive Plan). Under the 2025 Annual Cash Incentive Plan, achievement is tied to two financial metrics, revenue and adjusted EBITDA calculated with respect to the Company’s key business areas of deposits and identity. Participants in the plan are assigned both a primary business area target and/or a total company target for purposes of the revenue component of the 2025 Annual Cash Incentive Plan. For participants who are director-level and above, 50% of the target incentive is based upon achievement of the revenue component(s) of the 2025 Annual Cash Incentive Plan (with either (i) the full 50% based upon the primary revenue or (ii) 40% and 10% based upon the primary and secondary business areas, respectively) and the remaining 50% is based upon achievement of the adjusted EBITDA component of the 2025 Annual Cash Incentive Plan (in both instances excluding the impact of any in-year acquisitions). The maximum incentive payable to each executive under the 2025 Annual Cash Incentive Plan is 200% of their respective targets. Under the 2025 Annual Cash Incentive Plan, the Board maintains the sole discretion with respect to the Chief Executive Officer and his direct reports to modify individual achievement by up to 10% of a participant’s target incentive amount based upon individual performance and contribution.
Equity-Based Incentives. The Board, based upon the recommendation of the Compensation Committee, approved the following grants of time-based RSUs and PSUs for the fiscal year ending September 30, 2025:

Named Executive Officer	Restricted Stock Units(1)	Performance-based Restricted Stock Units(2)
Edward H. West(4)	187,427	735,293
David Lyle(3)	66,225	66,225
Jason Gray(3)	46,909	46,909
Michael E. Diamond(3)	55,187	55,187
Christopher Briggs(3)	27,593	27,593
(1)The RSUs will vest in equal installments over a period of four years from the date of grant.
(2)The PSUs for Messrs. Lyle, Gray, Diamond, and Briggs vest in annual installments over a period of three years from the date of grant should certain performance metrics be achieved. The PSUs will vest an additional 100% based on over-achievement of the aforementioned performance metrics. The PSUs for Mr. West are comprised of two awards. One award is, 562,283 PSUs that vest in annual installments over a period of three years from the date of grant should certain performance metrics be achieved (and an additional 33% of those PSUs will vest upon over-achievement of the aforementioned performance metrics). The second award is 173,010 PSUs that vest subject to a three-year service period should certain performance metrics be achieved during a five-year period from the date of grant (with an additional 33% of such PSUs vesting if the aforementioned performance metrics are exceeded.
(3)This grant was approved by the Board on December 8, 2024.
(4)This grant was approved by the Compensation Committee on September 29, 2024.

Tax Considerations
Section 162(m) of the Code. Section 162(m) of the Code generally places a $1,000,000 limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” The Compensation Committee considers tax deductibility as one of many factors in determining executive compensation. However, the Compensation Committee retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.
Risks Related to Compensation Policies and Practices
The Compensation Committee has considered whether the Company’s overall compensation program for its employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long and short-term compensation incentives that we believe are properly weighted and the uniformity of compensation policies across the Company, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits.
Hedging and Pledging Prohibition
As part of our insider trading policy, our executives and directors (including their respective spouses, persons living in their households, minor children and entities over which such persons exercise control) are prohibited from short selling and buying or selling puts, calls or other derivative securities on our securities, and from engaging in hedging, forward sale and other similar derivative transactions of our securities. In addition, our executives and directors are prohibited from holding our securities in a margin account or pledging our securities as collateral for loans.
Clawback Policy
Effective October 2, 2023, our Board adopted a clawback policy pursuant to the listing standards approved by Nasdaq implementing Rule 10D-1 under the Exchange Act. The clawback policy is administered by our Compensation Committee and applies to our current and former executive officers as defined in Rule 10D-1 (each an “Affected Officer”). Under the clawback policy, if we are required to prepare an accounting restatement to correct our material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a “Restatement”), we are obligated to recover erroneously awarded incentive-based compensation received from us by any Affected Officers. Incentive-based compensation includes any compensation that is granted, earned or vested based in whole or in part on the attainment of a financial reporting measure. Erroneously awarded incentive-based compensation is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on an applicable Restatement.
Summary Compensation Table
The table below sets forth the annual compensation earned by our NEOs for the fiscal years ended September 30, 2024, 2023 and 2022:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Scipio "Max" Carnecchia Former Chief Executive Officer	2024	385,174		—	2,336,834	989,679	—	889,513	4,601,200
	2023	468,750		—	2,295,513	—	449,531	863	3,214,657
	2022	450,000		—	4,701,320	—	459,000	720	5,611,040
Scott Carter Interim Chief Executive Officer and Executive Chair of the Board	2024	507,499		—	828,086	—	—	585	1,336,170
	2023	536,250		—	1,000,002	—	—	553	1,536,805
David Lyle Chief Financial Officer	2024	317,140		—	1,759,892	—	128,456	878	2,206,366
Fuad Ahmad Former Interim Chief Financial Officer	2024	1,016,288	(4)	—	—	—	—	—	1,016,288
	2023	1,156,383	(4)	—	—	—	—	—	1,156,383
Jason Gray Chief Legal Officer, Chief Compliance Officer and Corporate Secretary	2024	495,000		—	1,732,802	—	148,800	1,170	2,377,772
Michael E. Diamond Senior Vice President, Deposit Solutions	2024	368,750		—	933,423	—	132,375	1,915	1,436,463
	2023	341,037		—	573,886	—	195,326	863	1,111,112
	2022	311,862		—	822,742	—	169,641	1,590	1,305,835
Christopher Briggs Chief Product Officer	2024	332,500		—	758,403	—	103,850	1,920	1,196,673
	2023	324,880		—	573,886	—	128,156	1,613	1,028,535
(1)The amounts shown under the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value of RSUs (including certain Senior Executive Performance RSUs) and option awards, respectively, granted to each NEO in the year indicated, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on December 16, 2024. As of November and December 2024, the performance period for our Senior Executive Performance RSUs ended and the Company’s stock performance during the performance period resulted in the partial vesting of the Senior Executive Performance RSUs. Amounts for Mr. Carnecchia include additional stock-based compensation charges recognized in accordance with FASB ASC Topic 718 of $989,679 related to the extension of the post-termination exercise period for his vested stock options. This value reflects the fair value of the modified awards as of May 31, 2024 and does not reflect additional grants to Mr. Carnecchia.
(2)The amounts shown under the Non-Equity Incentive Plan Compensation column represent annual cash bonuses earned pursuant to the Company’s annual cash incentive plans that were in effect for the applicable year.
(3)Represents group term life insurance and long-term disability premiums and wellness benefits paid on behalf of our NEOs in the fiscal years ended September 30, 2024, 2023, and 2022, unless otherwise noted. The amounts for Mr. Carnecchia include $888,763 of severance payments and benefits and $750 of wellness benefits.
(4)Represents fees paid for Mr. Ahmad’s services as an outside consultant, serving as our Interim CFO on a contract basis from January 12, 2023, through January 2, 2024 and advisor through June 8, 2024.
Grants of Plan-Based Awards
The table below sets forth the annual compensation earned by our NEOs for the fiscal years ended September 30, 2024:

Name	Grant Date	Estimated Future Payouts Under Non--Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scipio "Max" Carnecchia	12/01/2023	—	—	—	44,053	88,106	117,472	88,106	$2,336,834
Scott Carter	06/04/2024	—	—	—	20,178	40,355	40,355	40,355	$828,085
David Lyle	01/02/2024	—	—	—	29,093	58,185	77,386	58,185	$1,759,892
	03/19/2024	49,725	276,250	552,500	—	—	—	—	—
Fuad Ahmad(5)	N/A	—	—	—	—	—	—	—	—
Jason Gray	12/10/2023	—	—	—	34,563	69,125	91,936	69,125	$1,732,802
	03/19/2024	43,200	240,000	480,000	—	—	—	—	—
Michael E. Diamond	12/01/2023	—	—	—	17,622	35,243	46,873	35,243	$933,423
	03/19/2024	33,750	187,500	375,000	—	—	—	—	—
Christopher Briggs	12/01/2023	—	—	—	14,318	28,635	38,084	28,635	$758,403
	03/19/2024	30,150	167,500	335,000	—	—	—	—	—
(1)These NEOs, with the exception of Messrs. Carnecchia, Carter and Ahmad, were participants in the 2024 Cash Incentive Plan and were eligible to receive cash bonuses based upon the achievement of certain corporate performance goals as described below.
(2)This column sets forth the number of shares of common stock underlying the PSUs that were granted to the NEOs. If the NEOs do not satisfy the performance-based vesting conditions with respect to such PSU awards, such awards will not vest, and the NEOs will not receive any shares of Common Stock with respect to such awards. Once the performance-based vesting condition is achieved and the time-based vesting periods are complete, the full amount of the PSUs will become vested and payable to the NEOs. See section titled “Equity-Based Incentives” and footnote (3) below for further information.
(3)RSUs and PSUs were granted to Messrs. Carnecchia, Diamond, and Briggs on December 1, 2023 and to Mr. Gray on December 10, 2023. 50% of the grant value was designated as RSUs and 50% of the grant value designated as PSUs. The RSUs will vest 25% of the shares over four years on each one-year anniversary of the respective date of grant. The PSUs will vest in equal annual installments over a period of three years from the respective date of grant should certain performance metrics be achieved during the applicable Performance Period. The performance metrics with respect to the vesting of the PSUs are tied to the percentage increase in the value of our common stock as compared to the percentage increase in the value of the Russell 2000 Index during the applicable Performance Period. In order to make a determination as to whether the annual performance criteria is met, the Company reviews a hypothetical investment in both our common stock and the Russell 2000 Index with a purchase price equal to the average closing price of each for the 20-trading days immediately preceding the start of the applicable Performance Period. At the end of the applicable Performance Period, the value of the hypothetical investment is determined by assuming the sale of each based on the average closing price of each from the immediately preceding 20-trading days. The percentage change is determined by comparing the increase in value to the starting investment. To the extent that our common stock performance is less than equal to, but at least 85% of, the performance of the Russell 2000 Index, a pro-rata portion of the shares will be vested. To the extent that our common stock performance is greater than 100% of the performance of the Russell 2000 Index, a pro-rata portion of additional shares will vest. Additionally, a portion of the PSUs may vest during a later Performance Period if the cumulative percentage increase in value of our common stock measured over the current and all previous Performance Periods exceeds the cumulative percentage increase in value of the Russell 2000 Index. RSUs and PSUs were also granted to Mr. Carter on June 4, 2024 in connection with his role as Interim CEO. The RSUs granted to Mr. Carter will vested in full on October 1, 2024 when the Company hired Edward West as the new CEO. The PSUs granted to Mr. Carter satisfied the one-year service condition on October 1, 2024 when the Company hired Edward West as the new CEO and will vest if the annual performance criteria based on the performance of the Company’s common stock have been met. RSUs and PSUs were granted to Mr. Lyle on January 2, 2024 in connection with his hiring with 50% of the grant value was designated as RSUs and 50% of the grant value designated as PSUs. The RSUs will vest 25% of the shares over four years on each one-year anniversary of the respective date of grant. The PSUs will vest in equal annual installments over a period of three years from the respective date of grant should certain performance metrics be achieved with similar terms to the December 1, 2023 PSU grants.
(4)The amounts disclosed in the “Grant Date Fair Value of Stock and Option Awards” column are equal to the aggregate grant date fair value of each RSU and PSU award computed in accordance with ASC Topic 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on December 16, 2024.
(5)As an outside consultant serving as our Interim Chief Financial Officer on a contract basis, Mr. Ahmad was not eligible to participate in the 2024 Cash Incentive Plan or Equity Plan.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table
For a narrative discussion of the Summary Compensation Table and the Grants of Plan-Based Awards table, see the footnotes to the tables as well as the Compensation Discussion and Analysis of this Proxy Statement. In addition, below is a description of the material compensation-related terms of all employment arrangements in effect during the fiscal year ended September 30, 2024 with our NEOs, including annual base salaries during the fiscal year ended September 30, 2024 as well as their current annual base salaries. For a description of the payments and benefits that would be provided to our NEOs in connection with a termination of their employment or a change of control, see the section below entitled “Potential Payments Upon Termination or Change of Control.”
Scipio "Max" Carnecchia
In November 2018, we entered into an executive employment agreement with Scipio Maximus Carnecchia, our former CEO. Mr. Carnecchia’s annual base salary for our 2024 fiscal year was $475,000 and his base salary when he was terminated on May 31, 2024 was $475,000. He was eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Carnecchia was also entitled to receive certain severance payments and benefits in the event that his employment was involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Mr. Carnecchia’s employment with the Company was terminated without cause by the Board effective May 31, 2024. In addition to the severance payments and benefits paid to him in conformance with his executive employment agreement, the Board extended the post-termination exercise period of Mr. Carnecchia’s vested stock options to the earlier of (i) the date that is ten years from the applicable grant date of the option grant and (ii) September 30, 3025. This resulted in a non-cash compensation charge to the Company as reported as the incremental fair value of the modified awards above in the “Option Award” column of the Summary Compensation Table for fiscal 2024.
Scott Carter
In January 2023, we entered into an employment relationship with Scott Carter which provided compensation for serving in the role of Executive Chair of the Board. Mr. Carter’s monthly base salary during the 2023 fiscal year, and at the time he resigned as Executive Chair effective December 1, 2023, was $65,000. He was not eligible to participate in the Company’s annual cash incentive plan, but was eligible to participate in the 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Carter was also entitled to receive certain severance payments and benefits in the event that his employment was involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.” In connection with our termination of our former Chief Executive Officer, Mr. Carter assumed the role of Interim Chief Executive Officer from June 2024 until Mr. West's appointment as Chief Executive Officer on October 1, 2024. For the period during which Mr. Carter served as Interim Chief Executive Officer, he was compensated at a monthly salary of $85,000 per month in connection with his interim CEO role, and he was eligible to participate in the 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Carter was not entitled to any severance or change of control benefits in connection with the termination of his interim Chief Executive Officer role.
David Lyle
In January 2024, we entered into an employment relationship with David Lyle, our Chief Financial Officer. Mr. Lyle’s annual base salary during our 2024 fiscal year was $425,000 and his current annual base salary is $425,000. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Lyle is also entitled to receive certain severance payments and benefits in the event that his employment is involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Fuad Ahmad
As Mr. Ahmad was a contractor and not an employee of the Company he did not have an executive employment agreement and was not entitled to any severance pay.

Jason Gray
In January 2023, we entered into an employment relationship with Jason Gray, our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary. Mr. Gray’s annual base salary during our 2024 fiscal year was $400,000 and his current annual base salary is $400,000. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Gray is also entitled to receive certain severance payments and benefits in the event that his employment is involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Michael E. Diamond
In June 2012, we entered into a letter agreement with Michael E. Diamond, our Senior Vice President, Deposit Solutions. Mr. Diamond’s annual base salary during our 2024 fiscal year was $375,000 and his current annual base salary is $375,000. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Diamond is also entitled to receive certain severance payments and benefits in the event that his employment is involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Christopher Briggs
In April 2022, we entered into a letter agreement with Christopher Briggs, our Chief Product Officer. Mr. Briggs’ annual base salary during our 2024 fiscal year was $335,000 and his current annual base salary is $335,000. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Briggs is also entitled to receive certain severance payments and benefits in the event that his employment is involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of September 30, 2024:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Scipio "Max" Carnecchia	90,939	(3)	—	—	9.50	11/06/2028	—		—
	81,240	(4)	—	—	9.50	11/06/2028	—		—
	717,363	(5)	—	—	9.50	11/06/2028	—		—
Scott Carter	—		—	—	—	N/A	50,762	(7)	440,107
	—		—	—	—	N/A	40,355	(8)	349,878
	—		—	—	—	N/A	40,355	(9)	349,878
David Lyle	—		—	—	—	N/A	58,185	(10)	—
	—		—	—	—	N/A	58,185	(11)	504,464
Fuad Ahmad	—		—	—	—	N/A	—	(12)	—
Jason Gray	—		—	—	—	N/A	69,125	(13)	599,314
	—		—	—	—	N/A	69,125	(14)	599,314
Michael E. Diamond	8,216	(6)	—	—	8.60	11/15/2027	—		—
	60,626	(3)	—	—	9.50	11/06/2028	—		—
	—		—	—	—	N/A	3,696	(15)	32,044
	—		—	—	—	N/A	10,325	(16)	89,518
	—		—	—	—	N/A	6,883	(17)	59,676
	—		—	—	—	N/A	18,329	(18)	158,912
	—		—	—	—	N/A	16,292	(19)	141,252
	—		—	—	—	N/A	35,243	(20)	305,557
	—		—	—	—	N/A	35,243	(21)	305,557
Christopher Briggs	—		—	—	—	N/A	14,738	(22)	127,778
	—		—	—	—	N/A	18,329	(18)	158,912
	—		—	—	—	N/A	16,292	(19)	141,252
	—		—	—	—	N/A	28,635	(20)	248,265
	—		—	—	—	N/A	28,635	(21)	248,265
(1)The option awards expire 10 years from the date of grant, and may be subject to earlier expiration in connection with a termination of employment. Mr. Carnecchia’s options will expire on September 30, 2025 if not exercised prior to that date.
(2)The closing price of our common stock on the Nasdaq Capital Market as of September 30, 2024 was $8.67 per share.
(3)The shares subject to the option award vested over a period of four years from November 6, 2018, the date of grant, with 25% of the shares subject to the award having vested on the first anniversary of the date of grant and the remaining shares subject to such option vesting in equal monthly installments thereafter, and were fully vested on November 6, 2022. On May 31, 2024, Mr. Carnecchia was terminated and in connection with his termination the Board extended the exercise period from the standard 90 days post-termination to September 30, 2025.

(4)The shares subject to the option award vested over a period of five years from November 6, 2018, the date of grant, with 25% of the shares subject to the award having vested on the first anniversary of the date of grant and the remaining shares subject to such option vesting in equal monthly installments thereafter, and were fully vested on November 6, 2023. On May 31, 2024, Mr. Carnecchia was terminated and in connection with his termination the Board extended the exercise period from the standard 90 days post-termination to September 30, 2025.
(5)The shares subject to the performance equity award vested upon the closing market price of the Company’s common stock achieving certain predetermined levels and Mr. Carnecchia’s serving as the CEO of the Company for at least three years. On May 31, 2024, Mr. Carnecchia was terminated and in connection with his termination the Board extended the exercise period from the standard 90 days post-termination to September 30, 2025.
(6)The shares subject to the option award vested over a period of four years from November 15, 2017, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and were fully vested on November 15, 2021.
(7)The shares subject to the RSU award vest over a period of two years from January 24, 2023, the date of grant, with 50% of the shares subject to the award vesting on the first and second anniversaries of the date of grant and will be fully vested on January 24, 2025.
(8)The shares subject to the RSU award vest over a period of one year from June 4, 2024, the date of grant, with 100% of the shares subject to the award vesting on the first anniversary of the date of grant and will be fully vested on June 4, 2025.
(9)The shares subject to the PSU award vest over a period of one year from June 4, 2024, the date of grant, with 100% of the shares subject to the award vesting on the first anniversary of the date of grant and will be fully vested on June 4, 2025, subject to the achievement of the annual performance criteria.
(10)The shares subject to the RSU award vest over a period of four years from January 2, 2024, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on January 2, 2028.
(11)The shares subject to the PSU award vest over a period of three years from January 2, 2024, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on January 2, 2027, subject to the achievement of the annual performance criteria.
(12)Mr. Ahmad had no equity awards outstanding at September 30, 2024.
(13)The shares subject to the RSU award vest over a period of four years from December 10, 2023, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on December 10, 2027.
(14)The shares subject to the PSU award vest over a period of three years from December 10, 2023, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on December 10, 2026, subject to the achievement of the annual performance criteria.
(15)The shares subject to the RSU award vest over a period of four years from November 27, 2020, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal installments, and will be fully vested on November 27, 2024.
(16)The shares subject to the RSU award vest over a period of four years from November 26, 2021, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 26, 2025.
(17)The shares subject to the PSU award vest over a period of three years from November 26, 2021, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 26, 2024, subject to the achievement of the annual performance criteria.
(18)The shares subject to the RSU award vest over a period of four years from November 30, 2022, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal installments, and will be fully vested on November 30, 2026.
(19)The shares subject to the PSU award vest over a period of three years from November 30, 2022, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 30, 2025, subject to the achievement of the annual performance criteria.
(20)The shares subject to the RSU award vest over a period of four years from December 1, 2023, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal installments, and will be fully vested on December 1, 2027.
(21)The shares subject to the PSU award vest over a period of three years from December 1, 2023, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on December 1, 2026, subject to the achievement of the annual performance criteria.
(22)The shares subject to the RSU award vest over a period of four years from May 16, 2022, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on May 16, 2026.

Option Exercises and Stock Vested
The following table sets forth information regarding exercise of option awards and vesting of shares underlying RSUs for our NEOs for the fiscal year ended September 30, 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Scipio "Max" Carnecchia	82,637	$1,104,098	223,711	$2,539,771
Scott Carter	—	—	—	—
David Lyle	—	—	—	—
Fuad Ahmad	—	—	—	—
Jason Gray	—	—	—	—
Michael E. Diamond	—	—	46,086	514,440
Christopher Briggs	—	—	40,508	511,879
(1)The value realized equals the number of shares acquired on exercise multiplied by the difference between the per share closing price of the Company’s common stock on the date of exercise and the per share exercise price of the option.
(2)Amounts include shares tendered to us for payment of payroll tax obligations.
(3)The value realized equals the number of shares vested multiplied by the per share closing price of the Company’s common stock on the date of vesting.
Pension Benefits, Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation
No pension benefits were paid to any of our NEOs during the fiscal year ended September 30, 2024. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.
Potential Payments upon Termination or Change in Control
Scipio "Max" Carnecchia
On November 6, 2018, we entered into an Executive Employment Agreement with Scipio Maximus Carnecchia (the “Carnecchia Employment Agreement”).
Under the terms of the Carnecchia Employment Agreement, if Mr. Carnecchia’s employment with the Company was terminated by the Company without “cause” or by Mr. Carnecchia for “good reason” (each as defined in the Carnecchia Employment Agreement), in each case, other than in connection with a Change of Control, then as long as Mr. Carnecchia signed a release of any claims against the Company, he was entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 100% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of twelve (12) months of COBRA continuation coverage; (iv) all equity awards granted to him were treated as set forth in the applicable award agreements and plan documents to which such equity awards are subject; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.
Pursuant to the Carnecchia Employment Agreement, if Mr. Carnecchia’s employment with the Company was terminated without “cause” or for “good reason” at any time two months prior to or within 24 months after a Change of Control, then as long as Mr. Carnecchia signed a release of any claims against the Company, he was entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 200% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of twenty-four (24) months of COBRA continuation coverage; (iv) (A) all non-performance equity awards granted to him vested and became immediately exercisable, (B) (1) any time vesting requirement of any performance equity awards were deemed to be satisfied and (2) the share price for determining whether the performance vesting requirement of any performance equity awards had been satisfied was the per share price payable to the stockholders of the Company in connection with the Change of Control, and (C) any restrictions of any kind imposed by the Company or any Company equity award plan or equity award agreement that related to any equity securities or equity awards held by Mr. Carnecchia would lapse; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.
The timing of severance payments and benefits under the Carnecchia Employment Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. Mr. Carnecchia was terminated as Chief Executive Officer by the Board of Directors without cause (as defined in Mr. Carnecchia’s employment agreement) effective as of May 31, 2024. The timing of the termination of Mr. Carnecchia's employment was not within a window that triggered enhanced severance benefits under the Carnecchia Employment Agreement. Mr. Carnecchia provided the release of liability required by the Carnecchia Employment Agreement and was paid a severance per the terms of the agreement and this agreement is therefore no longer in effect.
Scott Carter
As described more fully below, Mr. Carter does not currently have an Executive Severance and Change of Control Plan with the Company.
On January 24, 2023, we entered into an Executive Severance and Change of Control Plan with Scott Carter (the “Carter Severance Plan”).
Under the terms of the Carter Severance Plan, if we involuntarily terminate Mr. Carter’s employment without Cause (as defined below) or if Mr. Carter terminates his employment for Good Reason (as defined below), Mr. Carter will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Carter’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Carter and his dependents, excluding any flexible spending account.
In addition, the Carter Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Carter’s employment without Cause or if Mr. Carter terminates his employment with the Company for Good Reason, Mr. Carter will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Carter’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Carter and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Carter.
The timing of severance payments and benefits under the Carter Employment Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. Mr. Carter voluntarily resigned as Executive Chair effective as of December 1, 2023 and the Carter Severance Plan is no longer in effect.
On June 1, 2024, following the termination of Mr. Carnecchia, Mr. Carter accepted the role of interim Chief Executive Officer while the Company conducts a search for a permanent Chief Executive Officer. In connection with his role as interim Chief Executive Officer, Mr. Carter did not enter into a severance and change of control agreement with the Company given the short-term temporary nature of his position and thus is not eligible for severance pay in connection with a termination of his interim role. The equity grants made by the Company generally have a minimum vesting period of one-year and Mr. Carter’s role as interim Chief Executive Officer is intended to be temporary in nature (with a goal of hiring his permanent replacement as soon as possible). Consequently, to properly reward Mr. Carter for his contributions and his assistance in hiring his permanent replacement in a timely manner, and based on input and a recommendation from the Company’s outside compensation consultant based upon market data for interim CEO roles, the equity awards (both performance-based and time-based awards) granted to Mr. Carter in connection with his interim role contain an acceleration clause related to the time-based elements of such awards in the event that a permanent Chief Executive Officer is hired within one-year (or in the event that Mr. Carter is terminated without cause within one-year). Mr. Carter’s interim role and such grants are described in more detail under “Executive Compensation for the 2024 Fiscal Year - Equity-Based Incentives”.
David Lyle
On January 2, 2024, we entered into an Executive Severance and Change of Control Plan with David Lyle, our Chief Financial Officer (the “Lyle Severance Plan”).

Under the terms of the Lyle Severance Plan, if we terminated Mr. Lyle’s employment involuntarily without Cause (as defined below) or if Mr. Lyle terminated his employment for Good Reason (as defined below), Mr. Lyle would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Lyle’s annual base salary then in effect; and (iii) a lump-sum cash amount equal to twelve months of premium payments for continuation coverage under the Company’s health plans for Mr. Lyle and his dependents.
In addition, the Lyle Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company involuntarily terminated Mr. Lyle’s employment without Cause or if Mr. Lyle terminated his employment with the Company for Good Reason, Mr. Lyle would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Lyle’s annual base salary then in effect; (iii) a lump-sum cash amount equal to twelve months of premium payments for continuation coverage under the Company’s health plans for Mr. Lyle and his dependents; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Lyle.
The timing of severance payments and benefits under the Lyle Severance Plan could have been deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Lyle Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Lyle to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
Fuad Ahmad
As Mr. Ahmad was a contractor and not an employee of the Company, he did not have an executive employment agreement and was not entitled to nor paid any severance payment.
Jason Gray
On December 2, 2023, we entered into an Executive Severance and Change of Control Plan with Jason Gray, our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary (the “Gray Severance Plan”).
Under the terms of the Gray Severance Plan, if we terminated Mr. Gray’s employment involuntarily without Cause (as defined below) or if Mr. Gray terminated his employment for Good Reason (as defined below), Mr. Gray would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Gray’s annual base salary then in effect; and (iii) a lump-sum cash amount equal to twelve months of premium payments for continuation coverage under the Company’s health plans for Mr. Gray and his dependents.
In addition, the Gray Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company involuntarily terminated Mr. Gray’s employment without Cause or if Mr. Gray terminated his employment with the Company for Good Reason, Mr. Gray would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Gray’s annual base salary then in effect; (iii) a lump-sum cash amount equal to twelve months of premium payments for continuation coverage under the Company’s health plans for Mr. Gray and his dependents; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Gray.
The timing of severance payments and benefits under the Gray Severance Plan could have been deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Gray Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Gray to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
Michael E. Diamond
On August 10, 2017, we entered into an Executive Severance and Change of Control Plan with Michael E. Diamond, our Senior Vice President, Deposit Solutions (the “Diamond Severance Plan”).
Under the terms of the Diamond Severance Plan, if we involuntarily terminate Mr. Diamond’s employment without Cause (as defined below) or if Mr. Diamond terminates his employment for Good Reason (as defined below), Mr. Diamond will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Diamond’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Diamond and his dependents, excluding any flexible spending account.
In addition, the Diamond Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company involuntarily terminates Mr. Diamond’s employment without Cause or if Mr. Diamond terminates his employment with the Company for Good Reason, Mr. Diamond will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Diamond’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Diamond and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Diamond.
The timing of severance payments and benefits under the Diamond Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Diamond Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Diamond to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
Christopher Briggs
On April 25, 2022, we entered into an Executive Severance and Change of Control Plan with Christopher Briggs, our Chief Product Officer (the “Briggs Severance Plan”).
Under the terms of the Briggs Severance Plan, if we involuntarily terminate Mr. Briggs’s employment without Cause (as defined below) or if Mr. Briggs terminates his employment for Good Reason (as defined below), Mr. Briggs will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Briggs’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Briggs and his dependents, excluding any flexible spending account.
In addition, the Briggs Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company involuntarily terminates Mr. Briggs’s employment without Cause or if Mr. Briggs terminates his employment with the Company for Good Reason, Mr. Briggs will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Briggs’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Briggs and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Briggs.
The timing of severance payments and benefits under the Briggs Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Briggs Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Briggs to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
For purposes of each of the foregoing severance plans:
•“Cause” generally means: (i) any material failure on the part of the executive to faithfully and professionally carry out his duties, subject to a 10-day cure period; (ii) the executive’s dishonesty or other willful misconduct (or in the case of the Carnecchia Employment Agreement, other misconduct), if such dishonesty or other willful misconduct (or in the case of the Carnecchia Employment Agreement, other misconduct), is intended to or likely to materially injure the business of the Company (and in the case of the Carnecchia Employment Agreement, materially injure the reputation of the Company); (iii) the executive’s conviction of any felony or of any other crime, in each case, involving moral turpitude; (iv) the executive’s insobriety or illegal use of drugs, chemicals or controlled substances in the course of performing his duties and responsibilities or otherwise materially affecting his ability to perform the same; and (v) any wanton or willful dereliction of duties by the executive. In addition to the foregoing, under the Carnecchia Employment Agreement, “Cause” also means the executive’s material breach of any written agreement with the Company or any of its affiliates or material violation of the Company’s Code of Business Conduct or any other material written policy of the Company.

•“Good Reason” generally means: (i) the Company’s breach of any of the material terms of the severance plan; (ii) the Company’s relocating its offices at which the executive is initially principally employed to a location either outside of the United States or more than 50 miles from both the executive’s residence and the offices of the Company (or in the case of the Carnecchia Employment Agreement, outside of the United States or outside of San Diego County), and that reassignment materially and adversely affects the executive’s commute and the executive is required to commute to such location without the executive’s written consent; (iii) a material diminution in the executive’s duties or responsibilities or conditions of employment (or in the case of the Carnecchia Employment Agreement, title); from those in effect on the effective date of the severance plan; (iv) any reductions which, in the aggregate, are more than 10% of the executive’s base salary in effect when any reduction is first imposed without the executive’s consent (other than such a reduction or reductions applicable generally to other senior executives of the Company) (or in the case of the Carnecchia Employment Agreement, a reduction of Mr. Carnecchia’s base salary or reduction of Mr. Carnecchia’s target bonus percentage without his consent); provided, however, that the executive must provide the Company with written notice of the executive’s intent to terminate his employment and a description of the event which the executive believes constitutes Good Reason within 60 days after the initial existence of the event, subject to a 30-day cure period in favor of the Company, and if the default is not cured, the executive must terminate within 90 days of the end of the cure period.
•“Change of Control” generally means the occurrence of any of the following events: (i) any person or group (within the meaning of Section 13(d) or 14(d), as applicable, of the Exchange Act) (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the voting power of our then outstanding securities (“Company Voting Securities”); (ii) the consummation of a share exchange or a merger or consolidation of the Company, where the Persons who were the beneficial owners of Company Voting Securities outstanding immediately prior to such transaction do not beneficially own more than 50% of the voting securities of the Company or the Acquiring Company (as defined in the applicable agreement) immediately after such transaction in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such transaction; (iii) a sale or other disposition of all or substantially all of our assets; or (iv) such time as the Continuing Directors (as defined in the applicable agreement Severance Plan) do not constitute at least a majority of the Board (or, if applicable, of the board of directors of a successor to the Company).
The table below estimates the amount of compensation and benefits to be provided to each of our NEOs in the event of termination of such executive’s employment under certain circumstances. These amounts are estimates of the amounts that would be paid or provided to the executives upon termination of employment, or a change of control had the termination occurred on September 30, 2024, the last business day of the fiscal year end. The actual amounts can only be determined at the time of such executive’s separation from the Company.
In the table below, the assumed payouts for the accelerated vesting of stock options were calculated by taking the difference between the exercise price of the unvested in-the-money stock option and $8.67, which was the per share closing price of our common stock on the Nasdaq Capital Market as of September 30, 2024, and multiplying that by the number of stock options which would become vested if the change of control had occurred on September 30, 2024. The assumed payouts for the accelerated vesting of RSUs were calculated by multiplying $8.67 by the number of shares of common stock underlying RSUs that would have vested if the change of control had occurred on September 30, 2024. These assumed payouts are determined for SEC disclosure purposes only and are not necessarily indicative of the actual benefit the executive would receive.

Name	Benefit	Involuntary Termination by the Company Without Cause or Resignation for Good Reason		Change of Control Involuntary Termination Without Cause or Resignation for Good Reason
Scipio "Max" Carnecchia(1)	Base Salary	$—		$—
	Equity Plans	—		—
	Health Benefits	—		—
Scott Carter(2)	Base Salary	—		—
	Equity Plans	—		1,139,862	(3)
	Health Benefits	—		—
David Lyle	Base Salary	425,000	(4)	425,000	(4)
	Equity Plans	—		1,008,928	(5)
	Health Benefits	23,809	(6)	23,809	(6)
Fuad Ahmad(7)	Base Salary	—		—
	Equity Plans	—		—
	Health Benefits	—		—
Jason Gray	Base Salary	400,000	(4)	400,000	(4)
	Equity Plans	—		1,198,628	(8)
	Health Benefits	10,885	(6)	10,885	(6)
Michael E. Diamond	Base Salary	375,000	(4)	375,000	(4)
	Equity Plans	—		1,172,063	(9)
	Health Benefits	17,903	(6)	17,903	(6)
Christopher Briggs	Base Salary	167,500	(10)	167,500	(10)
	Equity Plans	—		1,069,913	(11)
	Health Benefits	8,291	(12)	8,291	(12)
(1)Mr. Carnecchia was terminated as Chief Executive Officer effective May 31, 2024, and therefore this scenario cannot occur after this date.
(2)Mr. Carter was appointed the interim Chief Executive Officer effective June 1, 2024 and was solely entitled to accelerated vesting of unvested RSUs upon the eventual appointment of a permanent Chief Executive Officer, under certain conditions, which occurred on October 1, 2024.
(3)Amount represents accelerated vesting of 91,117 unvested RSUs and 91,117 unvested PSUs, if the performance criteria are met, as of September 30, 2024.
(4)Amount represents 100% of the executive’s annual base salary in effect as of September 30, 2024.
(5)Amount represents accelerated vesting of 58,185 unvested RSUs and 58,185 unvested PSUs as of September 30, 2024.
(6)Amount represents estimated payments for continued coverage under the Company’s health plans for up to 12 months, unless otherwise noted.
(7)Mr. Ahmad, an outside consultant, served as an interim CFO until his contract concluded on January 2, 2024 when we hired our permanent CFO (though Mr. Ahmad continued to consult for the Company until June 8, 2024 to ensure a successful transition). Mr. Ahmad was paid on an hourly basis and was not eligible for termination of change in control benefits.
(8)Amount represents accelerated vesting of 69,125 unvested RSUs and 69,125 unvested PSUs as of September 30, 2024.
(9)Amount represents accelerated vesting of 90,768 unvested RSUs and 90,768 unvested PSUs as of September 30, 2024.
(10)Amount represents 50% of executive's annual base salary as of September 30, 2024.
(11)Amount represents accelerated vesting of 77,994 unvested RSUs and 77,994 unvested PSUs as of September 30, 2024.
(12)Amount represents estimated payments for continued coverage under the Company’s health plans for up to 6 months, unless otherwise noted.

Compensation Committee Interlocks and Insider Participation
During the 2024 fiscal year, James C. Hale, Kimberly S. Stevenson, Rahul Gupta and Scott Carter served on the Compensation Committee. Mr. Carter stepped down from the Compensation Committee in January 2023 when he was appointed to the role of Executive Chair. Other than Mr. Carter who temporarily served as our Executive Chair and interim Chief Executive Officer after stepping down from the Compensation Committee in January of 2023 (and served as our Chief Marketing Officer in 2013-2014), none of these directors had at any time been an officer of the Company. During the 2024 fiscal year, no interlocking relationship existed between the Board or the Compensation Committee and the board of directors, compensation committee or human resources committee, as appropriate, of any other entity.
Principal Executive Officer ("PEO") Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of the annual total compensation of our PEO to the median employee’s annual total compensation. We identified our median employee on July 31, 2024, and our PEO as of that date was Scott Carter, our former Interim CEO. For the year ended September 30, 2024, total compensation of Mr. Carter was $1,336,170, as reported in the "Total" column of the Summary Compensation Table on page 43. As Mr. Carter was appointed Interim CEO effective June 1, 2024, we annualized his salary and the amounts we paid for group term life insurance, long-term disability premiums and wellness on behalf of Mr. Carter and added the disclosed value of his Stock Awards to arrive at total compensation of $2,360,736. We annualized Mr. Carter's total compensation as follows:

Components of Executive Compensation	Actual Values from Summary Compensation Table	For PEO Pay Ratio: Annualized Values + One-Time Values	Rationale
Salary	$507,499	$1,530,885	Annualized: Salary based on an annual rate for the year
Bonus	—	—
Stock Awards	828,086	828,086	Not Annualized: One-time award of RSUs and PSUs
Option Awards	—	—
Non-Equity Incentive Plan Compensation	—	—
All Other Compensation	585	1,765	Annualized: Company contributions to health and welfare plans
Total PEO Pay	$1,336,170	$2,360,736
The median employee’s (excluding the PEO) annual total compensation for 2024 was $76,115 Based on the foregoing, our estimate of the ratio of the annual total compensation of our PEO to the annual total compensation of our median employee was 31 to 1.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, our pay ratio may not be comparable to the pay ratio reported by other companies.
Our PEO to median employee ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions and estimates described below.
In identifying our median employee, we used the annual base salary for each employee included in the Company’s payroll and other compensation records. All compensation amounts were annualized for permanent employees who did not work for the entire year, such as new hires and employees on paid or unpaid leaves of absence. We did not apply any cost-of-living adjustments nor did we use any form of statistical sampling. We captured employees as of July 31, 2024, consisting of approximately 584 individuals located worldwide (approximately 419 of which are located internationally). We did not exclude any employees from our determination of the median employee.
During fiscal 2024, we paid our non-US employees in local foreign currency, which included Euros, GBPs, Pesos and Rubles. Amounts were converted into U.S. Dollars based on applicable exchange rates as of July 31, 2024 for purposes of calculating the PEO to median employee ratio.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (the “CAP”) to our principal executive officer (“PEO”) and our other NEOs (the “Non-PEO NEOs”) and certain financial performance of the Company. The CAP does not reflect the actual amount of compensation earned, realized or received by the PEOs or Non-PEO NEOs during the applicable fiscal year. The following table shows the past three fiscal years’ total compensation for our PEO, and on an average basis, our NEOs for the past three fiscal years as set forth in the “Summary Compensation Table”, the CAP to our PEO, and on an average basis, our Non-PEO NEOs (in each case, as determined under SEC rules) our total shareholder return (“TSR”), the TSR for companies in the Nasdaq-100 Technology Sector Index, our net income, and our Company-Selected Measure, revenue. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Executive Compensation—Compensation Discussion and Analysis” on page 34 of this Proxy Statement.

Fiscal Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(2)	Compensation Actually Paid to First PEO(3)	Compensation Actually Paid to Second PEO(4)	Average Summary Compensation Table Total for non-PEO NEOs(5)	Average Compensation Actually Paid to non-PEO NEOs(6)	Value of Initial Fixed $100 Investment Based On:		Net Income(9) ($ thousands)	Revenue (10) ($ thousands)
							Total Shareholder Return(7)	Peer Group Total Shareholder Return(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(i)
2024	$3,611,521	$1,336,170	$(1,547,422)	$938,417	$1,646,712	$1,145,754	$68.05	$163.13	$3,278	$172,083
2023	$3,214,657	$—	$3,499,765	$—	$1,062,634	$1,073,041	$84.14	$124.02	$8,027	$172,552
2022	$5,611,040	$—	$(264,226)	$—	$1,201,439	$337,407	$71.90	$89.41	$3,694	$144,804
2021	$3,461,041	$—	$9,567,265	$—	$973,850	$1,492,359	$145.21	$134.44	$7,978	$119,797
(1)The dollar amounts reported in this column are the amounts of total compensation reported for Scipio Maximus Carnecchia (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table” for additional information.
(2)The dollar amounts reported in this column are the amounts of total compensation reported for Scott Carter (our former Interim Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table” for additional information.
(3)The dollar amounts reported in this column represent the CAP to Mr. Carnecchia, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect actual compensation earned by or paid to Mr. Carnecchia during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Carnecchia's total compensation reported in the Summary Compensation Table for each year to determine the CAP:

Fiscal Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO ($)
2024	$3,611,521	$(2,336,834)	$(2,822,109)	$(1,547,422)
2023	$3,214,657	$(2,295,513)	$2,580,621	$3,499,765
2022	$5,611,040	$(4,701,320)	$(1,173,946)	$(264,226)
2021	$3,461,041	$(2,283,961)	$8,390,185	$9,567,265
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable year.

b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$—	$—	$—	$108,826	$(2,930,935)	$—	$(2,822,109)
2023	$2,121,544	$450,314	$—	$8,763	$—	$—	$2,580,621
2022	$1,993,329	$(2,373,751)	$—	$(793,524)	$—	$—	$(1,173,946)
2021	$3,233,450	$4,946,721	$—	$210,014	$—	$—	$8,390,185
(4)The dollar amounts reported in this column represent the CAP to Mr. Carter, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect actual compensation earned by or paid to Mr. Carter during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Carter's total compensation reported in the Summary Compensation Table for each year to determine the CAP:

Fiscal Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO ($)
2024	$1,336,170	$(828,086)	$430,333	$938,417
2023	$—	$—	$—	$—
2022	$—	$—	$—	$—
2021	$—	$—	$—	$—
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable year.
b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$444,040	$(104,062)	$—	$90,355	$—	$—	$430,333
2023	$—	$—	$—	$—	$—	$—	$—
2022	$—	$—	$—	$—	$—	$—	$—
2021	$—	$—	$—	$—	$—	$—	$—
(5)The dollar amounts reported in this column represent the average of the amounts reported for the NEOs as a group (excluding Mr. Carnecchia and Mr. Carter) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal year 2024, David Lyle, Michael Diamond, Christopher Briggs, Fuad Ahmad, and Jason Gray; (ii) for fiscal year 2023, Frank Teruel, Michael Diamond, Christopher Briggs, Fuad Ahmad, and Scott Carter; (iii) for fiscal year 2022, Frank Teruel, Michael Diamond, Stephen Ritter and Scott Marcus; and (iv) for fiscal year 2021, Frank Teruel, Jeffrey Davison, Michael Diamond, Jason Gray, and Stephen Ritter. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table” for additional information.
(6)The dollar amounts reported in this column represent the average amount of the CAP to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation reported in the Summary Compensation Table for the Non-PEO NEOs for each year to determine the CAP, using the same methodology described above in Note (2):

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$1,646,712	$(1,036,904)	$535,946	$1,145,754
2023	$1,062,634	$(498,421)	$508,828	$1,073,041
2022	$1,201,439	$(747,143)	$(116,889)	$337,407
2021	$973,850	$(460,978)	$979,487	$1,492,359
a.The amounts deducted or added in calculating the total average award adjustments are as follows:

Fiscal Year	Average Year End Fair Value of Equity Awards	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends of Other Earnings Paid on Stock or Options Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$592,500	$(83,624)	$—	$27,070	$—	$—	$535,946
2023	$461,257	$51,677	$—	$3,027	$(7,133)	$—	$508,828
2022	$352,010	$(379,700)	$—	$(89,199)	$—	$—	$(116,889)
2021	$556,942	$273,505	$—	$149,040	$—	$—	$979,487
(7)Cumulative TSR is calculated by (i) dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by (ii) the Company’s share price at the beginning of the measurement period.
(8)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group for this purpose is the NASDAQ - 100 Technology Sector Index and is the same peer group used by the Company in the Stock Performance Graph in Part II, Item 5 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 (the “Peer Group”).

(9)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(10)While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation program, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link the CAP to the Company’s NEOs, for the most recently completed fiscal year. The dollar amounts reported represent the amount of revenue reflected in the Company’s audited financial statements for the applicable year.
Financial Performance Measures
As described in greater detail in the “Compensation Discussion and Analysis” above, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. Below is an unranked list of the most important financial performance measures that we use to link Compensation Actually Paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance:
•Revenue;
•Non-GAAP Operating Income; and
•Relative Total Shareholder Return.
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
CAP and Company’s TSR versus Peer TSR
The following graph sets forth the relationship between the CAP to our PEO, the average of CAP to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years. In addition, the graph demonstrates the overall performance of the Company’s TSR as compared to the TSR of its Compensation Peer Group.

CAP and Net Income
The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and the Company’s net income over the four most recently completed fiscal years.
CAP and Revenue
The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and the Company’s revenue over the three most recently completed fiscal years.

Compensation Committee Report
The Compensation Committee of our Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
James C. Hale
Kimberly S. Stevenson
Rahul Gupta

This foregoing report of the Compensation Committee shall not be deemed to be “soliciting material,” or “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

Environmental, Social and Governance Initiatives
Mitek’s mission is to provide trust and convenience in an increasingly connected world, consistent with our commitment to environmental, social and governance (“ESG”) principles. It comprises specific priorities and commitments we are making, guided by our purpose and values to address various ESG risks and opportunities. Our Board and management believe that operating our business in line with corporate sustainability principles and in a socially and environmentally responsible manner furthers our purpose and creates the greatest value for our stakeholders. Our Nominating Committee oversees the Company’s ESG practices, and our Compensation Committee oversees our human capital management practices. We continue to advance our ESG initiatives and practices, in line with our operational and financial priorities, we engaged in discussions with certain stakeholders to obtain their input regarding our ESG priorities and initiatives. Based on such input, we leveraged company management and the board members participating in these committees to provide ESG committee stewardship and oversight on our goals and progress, with identified business owners for related ESG initiatives.
While our ESG plans and programs are subject to ongoing evolution, our priorities continue to center around three imperatives:
1.Doing our part to help sustain the planet and positively impact our community
2.Creating a culture of engagement, equity and inclusion
3.Conducting business with integrity
Doing our part to help sustain the planet and positively impact our communities
We are committed to creating value for our communities through providing economic opportunities, participating in volunteerism, and operating our business in a socially and environmentally responsible way. The communities in which we are located and where our employees live are critical stakeholders. We support community outreach through enabling employee time off for volunteerism and actively endorsing and/or sponsoring employee participation in local community events. As climate change continues to advance, we see the effects of rising temperatures and extreme weather events all around us, including in our operations and communities. As a result, we have prioritized leasing office space in buildings, such as our San Diego headquarters, that are Leadership in Energy and Environment Design (“LEED”) certified or a local equivalent of such certification in other jurisdictions. Additionally, as a technology company, we prioritize paperless workplaces and increased automation. For physical and technology assets that are at or near end of life, we have established a technology and property disposition program to repurpose the equipment, reset where possible, donate to organizations in our local communities, and/or dispose of obsolete equipment in an environmentally appropriate manner.
Creating a culture of engagement, equity and inclusion
Mitek believes that a diverse workforce is a stronger workforce, where diversity of experience, perspective and skills broadens the power of our collective mind. We believe this diversity helps to build stronger teams, serve our customers comprehensively, innovate our product developments and solutions, enable more impactful decision-making across our business, and positively impact our overall performance. Where talent is concerned, our commitment is to find and develop the best talent – and attract the best talent.
This goal requires constant commitment and effort in order to affect the progress and change we desire, both within Mitek and in our communities. We continue our efforts to create awareness and to take steps to address inequities.
Our success is seen in our low attrition rates and high employee engagement survey scores, reflective in part of our pursuit of continuous improvement which is, itself, positively affected by the increased diversity in the company. In 2023, we advanced or set out on a number of initiatives designed to unify employees, foster a larger culture of belonging, where everyone’s ideas are welcome, and all contributions are valued and respected. We sought to progress the hiring of women and other under-represented groups, particularly through outreach to certain target recruiting networks and adoption of a “screening in” approach to diverse candidates.

•Workforce training: building inclusive skills and mindsets for our employees through the implementation of LinkedIn Learning and ongoing learning seminars
•Equity for all: creating and evolving our equitable processes, policies, and practices including enhance pay transparency and analytics associated with measuring pay gaps and defining resulting initiatives.
•Giving employees a voice: implemented GLINT, a best practice survey tool to foster input and feedback, measure ongoing engagement and create actionable plans to improve our workplace.
•Work/life balance: Mitek continues to support a flexible and hybrid approach to work that commenced during the pandemic, enabling our teams to have workplace and work schedule flexibility to the greatest extent possible
•Recruiting and career advancement: monitoring and measuring of diversity populations with the goal of increasing representation and inclusion across all levels of the company.
Conducting business with integrity
Mitek is a values and culture-based company, with a strong commitment to operating with ethics and integrity. Our commitment to our core values drives our approach to human capital management. Our culture is based on our servant leadership philosophy represented by our values of Delivering, Learning & Caring which put primary importance on our customers and each other. We bring our culture to life through these core values which serve as the foundation of our business and the guiding principles behind the decisions we make every day.
Our Board, and its committees, along with executive leadership play an important role in establishing and maintaining our culture, setting the “tone at the top” and holding management accountable for its maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business.
Mitek’s Code of Ethics (located at: https://investors.miteksystems.com/corporate-governance) guides how we conduct business consistent with our values. The Code is provided all our employees along with ethics and compliance training. We continually revise our training so it is responsive to evolving risks and to help our employees make the right ethical decisions.
One of the areas where ethical decision-making is most important is in the collection, use and protection of data. We aim to foster responsible and ethical use of data and emerging technologies. We established both an Information Security Management Steering Committee and a Data Governance and Best Practices Committee each comprised of senior executives from our information technology, security, compliance, and legal operations to oversee and manage our data security, ethical data use practices, and risks. The purpose of our Data Governance and Best Practices Committee is to consider data use cases that, while legally permitted, may not meet our standards for maintaining our customers’ trust. One area of particular focus is the collection and utilization of biometric data. For us, this is a means to identify and resolve problems faster and create better employee and customer experiences so they can focus on the more creative and productive parts of their work. The more we can help provide intelligent and intuitive experiences, the more we can help people feel engaged and empowered to do their best work. We understand that with the increased use of data comes more responsibility, and our Data Governance and Best Practices Committee helps to establish a framework for the appropriate use of data to avoid bias and protect personal information.
As caretakers of our customers’ data, we have an important responsibility to protect it. We are focused on, and invest heavily in, security, compliance and privacy to meet industry and regulatory expectations to secure our customers’ data. We focus on continuous education and training to constantly hone our detection and response capabilities. As cybersecurity is often a top operational risk for companies, we are committed to meeting security, compliance, and privacy requirements, especially those mandated by our highly regulated commercial customers.

Stock Ownership Information
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 17, 2025, referred to in the table below as the "Beneficial Ownership Date," by:
•each beneficial owner of 5% or more of the outstanding shares of common stock;
•each of our directors and director nominees;
•each of our named executive officers ("NEOs"); and
•all directors, director nominees and executive officers as a group.
Information with respect to beneficial ownership is based solely on a review of our capital stock transfer records and on publicly available filings made with the SEC by or on behalf of the stockholders listed below. The address for all executive officers and directors is Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101.
Percentage of beneficial ownership is calculated based on the 45,231,214 shares of common stock outstanding on January 17, 2025. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of January 17, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. The Company is not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of the Company.

	Beneficially Ownership of Common Stock
Named Executive Officers and Directors:	Number of Shares(1)		Percent of Class
Scipio "Max" Carnecchia	889,542	(1)	1.9%
Edward H. West	—		*
Scott Carter	110,630	(2)	*
Fuad Ahmad	—		*
David Lyle	14,546	(3)	*
Jason Gray	132,763	(4)	*
Michael E. Diamond	283,302	(5)	*
Christopher Briggs	29,401	(6)	*
Rahul Gupta	45,154	(7)	*
James C. Hale	188,795	(8)	*
Susan J. Repo	50,627	(9)	*
Kimberly S. Stevenson	55,852	(10)	*
Donna C. Wells	59,540	(11)	*
James D. Fay	7,960	(12)	*
Mark Rossi	—		*
All named executive officers and directors as a group (12 persons)	978,570	(13)	2.1%

Ownership of Common Stock

	Beneficially Ownership of Common Stock
Named Executive Officers and Directors:	Number of Shares(1)		Percent of Class
5% Stockholders:
Blue Grotto Capital, LLC	2,070,000	(14)	4.6%
BlackRock, Inc.	3,735,346	(15)	8.3%
The Vanguard Group	3,379,226	(16)	7.5%
Legal & General Group Plc	2,852,041	(17)	6.3%
(*)Represents beneficial ownership of less than 1% of class.
(1)Comprised of 889,542 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 17, 2025.
(2)Comprised of 110,630 shares of common stock held directly as of January 17, 2025.
(3)Comprised of 14,546 shares of common stock held directly as of January 17, 2025.
(4)Comprised of (a) 67,589 shares of common stock held directly, (b) 63,174 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 17, 2025 and (c) a maximum of 2,000 shares of common stock issuable that could be pursuant to purchase rights under our ESPP within 60 days of January 17, 2025.
(5)Comprised of (a) 212,460 shares of common stock held directly, (b) 68,842 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 17, 2025 and (c) a maximum of 2,000 shares of common stock issuable that could be pursuant to purchase rights under our ESPP within 60 days of January 17, 2025.
(6)Comprised of (a) 27,401 shares of common stock held directly and (b) a maximum of 2,000 shares of common stock issuable that could be pursuant to purchase rights under our ESPP within 60 days of January 17, 2025.
(7)Comprised of (a) 24,166 shares of common stock held directly and (b) 20,988 shares of common stock subject to RSUs that may become issuable within 60 days of January 17, 2025.
(8)Comprised of (a) 127,807 shares of common stock held directly, (b) 40,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 17, 2025 and (c) 20,988 shares of common stock subject to RSUs that may become issuable within 60 days of January 17, 2025.
(9)Comprised of (a) 29,639 shares of common stock held directly and (b) 20,988 shares of common stock subject to RSUs that may become issuable within 60 days of January 17, 2025.
(10)Comprised of (a) 34,864 shares of common stock held directly and (b) 20,988 shares of common stock subject to RSUs that may become issuable within 60 days of January 17, 2025.
(11)Comprised of (a) 38,552 shares of common stock held directly and (b) 20,988 shares of common stock subject to RSUs that may become issuable within 60 days of January 17, 2025.
(12)Comprised of 7,960 shares of common stock subject to RSUs that may become issuable within 60 days of January 17, 2025.
(13)Comprised of shares included under “NEOs” and “Directors”, other than shares beneficially owned by Messrs. Carnecchia and Ahmad, none of whom are currently executive officers, and Mr. West, who does not beneficially own any shares and collectively consists of (a) 687,654 shares of common stock held directly, (b) 172,016 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 17, 2025, (c) 112,900 shares of common stock subject to RSUs that may become issuable within 60 days of January 17, 2025 and (d) a maximum of 6,000 shares of common stock issuable that could be pursuant to purchase rights under our ESPP within 60 days of January 17, 2025.
(14)Consists of shares of common stock held by Blue Grotto Capital, LLC, located at 2000 Riveredge Parkway, Suite 500, Atlanta, GA 30328. The ownership information for Blue Grotto Capital, LLC (“Blue Grotto”) is based on information supplied by Blue Grotto in a statement on a Schedule 13G/A filed with the SEC on November 12, 2024. Blue Grotto holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. Blue Grotto has sole voting power and dispositive power over 2,070,000 shares of common stock.
(15)Consists of shares of common stock held by BlackRock, Inc. (“BlackRock”), located at 55 East 52nd Street, New York, NY 10055. BlackRock holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. BlackRock has sole voting power over 3,688,523 shares and sole dispositive power over 3,735,346 shares. This information is based on a Schedule 13G/A filed on January 25, 2024 with the SEC.
(16)Consists of shares of common stock held by The Vanguard Group, located at 100 Vanguard Blvd., Malvern, PA 19355. The ownership information for The Vanguard Group, Inc. (“Vanguard”) is based on information supplied by Vanguard in a statement on a Schedule 13G/A filed with the SEC on February 13, 2024. Vanguard holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. Vanguard has shared voting power over 75,485 shares of common stock, sole dispositive power over 3,264,524 shares owned, and shared dispositive power over 114,702 shares owned.

Ownership of Common Stock
(17)Legal & General Group Plc (“Legal & General”) is a discretionary investment manager authorized and regulated by the UK financial conduct authority. Legal & General Investment Management Ltd (the “L&G Company”) is organized as an open-ended investment company with variable capital structured as an umbrella fund and comprised of separate sub-funds. The L&G Company has segregated liability between its funds and is organized under the laws of Ireland as a public limited company pursuant to the Companies Act (2014) (as amended) (the “Companies Act”). The L&G Company has entered into a management agreement with LGIM Managers (Europe) Limited under which the manager is responsible for the management of the L&G Company’s affairs. LGIM Managers (Europe) Limited is a limited liability company incorporated in Ireland and authorized by the Central Bank of Ireland as a super manco. LGIM Managers (Europe) Limited has appointed Legal & General as the investment manager for each of the funds. Legal & General reported that it had shared voting power and sole power to dispositive power over 2,852,041 shares. Each of L&G Company and LGIM Managers (Europe) Limited reported that it had shared voting power over 2,840,350 shares. The business address of Legal & General is One Coleman Street, London, EC2R 5AA, UK, and the business address of L&G Company and LGIM Managers Europe is 70 Sir John Rogersons Quay, Dublin 2, Ireland. This information is based on a Schedule 13G/A filed on November 14, 2024 with the SEC.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information regarding our equity compensation plans as of September 30, 2024, with respect to the shares of common stock that may be issued upon the exercise of options under our existing equity compensation plans and arrangements in effect as of September 30, 2024. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)(3)
Equity Compensation Plans Approved By Stockholders(4)	3,287,965	$8.91	4,671,484
Equity Compensation Plans Not Approved By Stockholders(5)	1,039,495
Total	4,327,460
(1)The weighted-average exercise price does not take into account 3,043,434 shares of common stock issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)Represents (i) 4,489,353 shares of common stock available for future awards under the Mitek Systems, Inc. Amended and Restated 2020 Incentive Plan (the “2020 Plan”) as of September 30, 2024 and (ii) 182,131 shares of common stock available for future award under the ESPP as of September 30, 2024.
(3)Under the 2020 Plan: (i) every share issued to a participant pursuant to the exercise of a stock option or SAR shall reduce the share reserve by one share and (ii) every share issued to a participant pursuant to an award other than a stock option or SAR shall reduce the share reserve by 1.25 shares.
(4)Comprised of awards granted under the 2002 Stock Option Plan, the 2006 Stock Option Plan, the 2010 Stock Option Plan and the Amended and Restated 2012 Incentive Plan (the “Prior Plans”), the 2020 Plan, the Director Plan, and the ESPP. There were no awards granted under the Prior Plans after the approval of the 2020 Plan by the Company’s stockholders on March 4, 2020. Stock options granted under the Current Plans that were outstanding at such date remain in effect until such options are exercised or expire.
(5)Includes shares available to be issued pursuant to inducement grants of RSUs and PSUs granted to three new hires between November 2018 and May 2022.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. In November 2023, two Form 4s for Mr. Carnecchia related to performance restricted stock vestings, were filed late. In November 2023, one Form 4 for each of Messrs. Carnecchia, Diamond, and Briggs related to the annual equity incentive plan grants to such persons, were filed late. In December 2023, one Form 4 for Mr. Diamond related to the annual equity incentive plan grant, was filed late. In June 2024, one Form 4 for Mr. Carter related to stock incentives granted upon his installment as interim Chief Executive Officer was filed late. Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to us and certain written representations that no other reports were required during the 2024 fiscal year, we are not aware of any other director, officer or greater than 10% beneficial owner that failed to file on a timely basis, as disclosed on such forms, reports required by Section 16(a) of the Exchange Act during the 2024 fiscal year.
Householding of Proxy Materials
Some brokers, banks and other agents may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement or Annual Report on Form 10-K may have been sent to multiple stockholders in a single household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary or (619) 269-6800. If you would like to receive separate copies of our proxy statement or annual report in the future, or you are receiving multiple copies and would like to receive only one copy per household, contact your broker, bank or other agent, or contact us at the above address and phone number.
No Incorporation by Reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any of our other filings with the SEC, except to the extent we specifically incorporate either report by reference into a filing. In addition, this Proxy Statement includes several website addresses where additional information may be obtained, These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of or incorporated by reference into this Proxy Statement or any of our other filings with the SEC.

Other Business
The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. We are not aware of any matters for action by stockholders at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders. The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of the printing hereof and which may properly come before the Annual Meeting or any adjournment or postponement thereof. The proxy holders intend to vote in accordance with their best judgment on any such matters.
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Scott Carter
Chair of the Board
San Diego, California
January 28, 2025

Mitek

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Scan QR for digital voting

Mitek Systems, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of January 17, 2025

Tuesday, March 4, 2025 9:00 AM, Pacific Time

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Pacific Time, March 4, 2025.

Internet:
www.proxypush.com/MITK
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-411-6767
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Ed West, David Lyle and Jason L. Gray (each a "Named Proxy" and collectively, the "Named Proxies"), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mitek Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before said meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before said meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2 AND 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Mitek Systems, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the following directors to serve until our 2026 annual meeting of stockholders and until their respective successors have been elected and qualified:				
		FOR	WITHHOLD		
	1.01 Scott Carter	☐	☐		FOR
	1.02 James D. Fay	☐	☐		FOR
	1.03 Rahul Gupta	☐	☐		FOR
	1.04 Susan Repo	☐	☐		FOR
	1.05 Mark Rossi	☐	☐		FOR
	1.06 Kimberly S. Stevenson	☐	☐		FOR
	1.07 Donna C. Wells	☐	☐		FOR
	1.08 Edward West	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of BDO USA, P.C. as our independent public accounting firm for the fiscal year ending September 30, 2025.	☐	☐	☐	FOR
3.	To approve, on an advisory (non-binding) basis, the compensaiton of our named executive officers as presented in the Proxy Statement accompanying this notice.	☐	☐	☐	FOR
4.	To transact such other business as may properly come before the meeting or any adjournment of postponement thereof.				

☐ **To attend the meeting and vote your shares in person, please mark this box.**

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) _______ Date _______

Signature (if held jointly) _______ Date _______